EXHIBIT 99.1











                       AGREEMENT AND PLAN OF AMALGAMATION


                                      AMONG


                                NTL INCORPORATED,
                              NTL (BERMUDA) LIMITED

                                       AND

                        COMCAST UK CABLE PARTNERS LIMITED


                          DATED AS OF FEBRUARY 4, 1998

                                TABLE OF CONTENTS


                                                                       PAGE

                                    ARTICLE I
                                 THE AMALGAMATION

SECTION 1.1     The Amalgamation.....................................    1
SECTION 1.2     Closing.............................................     2
SECTION 1.3     Effective Time......................................     2
SECTION 1.4     Effects of the Amalgamation.........................     2
SECTION 1.5     Memorandum of Association and Bye-laws of the
                Amalgamated Company.................................     2
SECTION 1.6     Directors and Officers..............................     3

                                    ARTICLE II
                 EFFECT OF THE AMALGAMATION ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS;

SECTION 2.1     Effect on Capital Stock.............................     3
SECTION 2.2     Exchange of Certificates............................     8
SECTION 2.3     Certain Adjustments.................................    13

                                   ARTICLE III
                          REPRESENTATIONS AND WARRANTIES

SECTION 3.1     Representations and Warranties of Partners...........   14
SECTION 3.2     Representations and Warranties of NTL...............    27

                                    ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1     Conduct of Business..................................   36
SECTION 4.2     No Solicitation by Partners.........................    41

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

SECTION 5.1     Preparation of the Form S-4 and the Joint Proxy
                Statement; Stockholders Meetings....................    43
SECTION 5.2     Letters of Partners's Accountants...................    45
SECTION 5.3     Letters of NTL's Accountants........................    45

                                                                       PAGE


SECTION 5.4     Access to Information; Confidentiality..............    46
SECTION 5.5     Reasonable Best Efforts.............................    46
SECTION 5.6     Stock Options and Stock Appreciation Rights.........    47
SECTION 5.7     Partners Incentive Plans and Certain Employee
                Matters.............................................    49
SECTION 5.8     Indemnification, Exculpation and Insurance..........    50
SECTION 5.9     Fees and Expenses...................................    52
SECTION 5.10    Public Announcements................................    52
SECTION 5.11    NASDAQ Quotation....................................    52
SECTION 5.12    Stockholder Litigation..............................    52
SECTION 5.13    Rights of First Refusal.............................    52
SECTION 5.14    Standstill Agreements; Confidentiality Agreements...    54
SECTION 5.15    Conveyance Taxes....................................    54
SECTION 5.16    Debt Offers.........................................    54
SECTION 5.17    Comcast Name........................................    54
SECTION 5.18    Structure...........................................    55
SECTION 5.19    Relationship with Significant Affiliates............    55
SECTION 5.20    NTL Preferred Stock.................................    55

                                    ARTICLE VI
                               CONDITIONS PRECEDENT

SECTION 6.1     Conditions to Each Party's Obligation to Effect
                the Amalgamation.....................................   56
SECTION 6.2     Conditions to Obligations of NTL.....................   59
SECTION 6.3     Conditions to Obligations of Partners................   60
SECTION 6.4     Frustration of Closing Conditions....................   61

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1     Termination........................................     61
SECTION 7.2     Effect of Termination..............................     63
SECTION 7.3     Amendment..........................................     63
SECTION 7.4     Extension; Waiver..................................     63
SECTION 7.5     Procedure for Termination, Amendment, Extension
                or Waiver..........................................     64

                                                                       PAGE

                                   ARTICLE VIII
                                GENERAL PROVISIONS

SECTION 8.1     Nonsurvival of Representations and Warranties........   64
SECTION 8.2     Notices.............................................    64
SECTION 8.3     Definitions.........................................    66
SECTION 8.4     Interpretation......................................    68
SECTION 8.5     Counterparts........................................    69
SECTION 8.6     Entire Agreement; No Third-Party Beneficiaries.......   69
SECTION 8.7     Governing Law.......................................    69
SECTION 8.8     Assignment..........................................    70
SECTION 8.9     Consent to Jurisdiction.............................    70
SECTION 8.10    Headings............................................    70
SECTION 8.11    Severability........................................    70

     AGREEMENT AND PLAN OF AMALGAMATION dated as of February 4, 1998, among NTL INCORPORATED, a Delaware corporation ("NTL"), NTL (BERMUDA) LIMITED, a Bermuda corporation ("Sub"), and COMCAST UK CABLE PARTNERS LIMITED, a Bermuda corporation ("Partners").

     WHEREAS, the respective Boards of Directors of NTL, Sub and Partners have each approved the amalgamation of Sub with Partners (the "Amalgamation"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Class A Common Stock, par value .01 (pound sterling) per share ("Class A Common"), and each share of Class B Common Stock, par value .01 (pound sterling) per share ("Class B Common"), of Partners (the Class A Common and Class B Common, collectively, the "Partners Common Stock"), other than shares owned by NTL or Dissenting Shares (as defined in Section 2.1(d)), will be cancelled in consideration for the right to receive the Amalgamation Consideration (as defined in Section 2.1(b));

     WHEREAS, the respective Boards of Directors of NTL, Sub and Partners have each determined that the Amalgamation and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Amalgamation and also to prescribe various conditions to the Amalgamation;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                THE AMALGAMATION

     SECTION 1.1 The Amalgamation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Bermuda Companies Act 1981, as amended (the "Companies Act"), Sub shall be amalgamated with Partners at the Effective Time (as defined in Section 1.3), and the separate existence of Sub and Partners shall thereupon continue in the form of the company resulting from the Amalgamation (the "Amalgamated Company"). The Amalgamated Company shall operate under the name of "NTL (Bermuda) Limited" and continue under the provisions of the Companies Act and other applicable Bermuda law.

     SECTION 1.2 Closing. The closing of the Amalgamation (the "Closing") will take place at 10:00 a.m. Eastern time on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at such locations in the City of New York and Bermuda as is agreed to by the parties hereto.

     SECTION 1.3 Effective Time. As soon as practicable after the date hereof, NTL and Partners shall file a joint application for the consent of the Bermuda Minister of Finance (the "Minister") to the Amalgamation and, as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions hereunder to the Amalgamation, Sub and Partners shall make all filings or recordings required by the Companies Act to perfect or complete the Amalgamation. The Amalgamation shall become effective upon the issuance of a certificate of amalgamation (the "Certificate of Amalgamation") in accordance with Section 108 of the Companies Act by the Registrar of Companies in Bermuda, or at such subsequent date or time as Sub and Partners shall agree and be specified in the Certificate of Amalgamation (the time the Amalgamation becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.4. Effects of the Amalgamation. The Amalgamation shall have the effects set forth in Section 109 of the Companies Act.

     SECTION 1.5. Memorandum of Association and Bye-laws of the Amalgamated Company. The memorandum of association of Sub which is attached to this Agreement as Schedule 1.5 (which Schedule should be read with and forms part of this Agreement) shall be the memorandum of the Amalgamated Company (as provided in Section 109 of the Companies Act) until thereafter changed or amended as provided therein or by applicable law. The bye-laws of Sub, as in effect immediately prior to the Effective Time, shall be the bye-laws of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6. Directors and Officers. The directors and officers (and resident representative, if any) of Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers (and resident representative, if any), respectively, of the Amalgamated Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Companies Act and the bye-laws of the Amalgamated Company. The name and address of each proposed director and officer of the Amalgamated Company is set forth in Section 1.6 of the NTL Disclosure Schedule (as defined in Section 3.2).


                                   ARTICLE II

                 EFFECT OF THE AMALGAMATION ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                      CANCELLATION OF Partners COMMON STOCK

     SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Amalgamation and without any action on the part of the holder of any shares of Partners Common Stock:

     (a) Cancellation of Treasury and NTL-Owned Partners Common Stock. Each share of Partners Common Stock that is owned by NTL, any direct or indirect wholly owed subsidiary of NTL or any direct or indirect wholly owned subsidiary of Partners, shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in consideration therefor.

     (b) Cancellation of Partners Stock. The entirety of the authorized and unissued capital stock of Partners shall be cancelled. Subject to Section 2.2(e), each issued and outstanding share of Partners Common Stock (other than Dissenting Shares and shares to be cancelled in accordance with Section 2.1(a)) shall be can-celled in consideration for the holder thereof receiving .3745 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share ("NTL Common Stock"), of NTL from NTL, and NTL shall deliver NTL stock to such holder, provided that:

          (i) If, as of the fifth Business Day prior to the Effective Time (the "Determination Time"), (x) the Rights of First Refusal relating to Cable London and Birmingham Cable are of no legal effect (i.e., such rights have been (A) waived or (B) have not been exercised in accordance with their terms and, in the opinion of recognized counsel of the jurisdiction of the governing law of such Rights of First Refusal, are of no further legal force or effect), or (y) NTL and Partners shall have entered into an agreement, arrangement or understanding with Telewest and/or General Cable directly or indirectly relating to the Rights of First Refusal or ownership interests in Cable London and Birmingham Cable (either of the circumstances in (x) or (y) hereinafter referred to as "Resolved"), the Exchange Ratio will remain in effect.

          (ii) If, as of the Determination Time, the Rights of First Refusal relating to both Cable London and Birmingham Cable have been effectively exercised other than pursuant to clause(y) of Section 2.1(b)(i) (such circumstances hereinafter referred to as "Exercised"), each share of Partners Common Stock shall be cancelled in consideration for the receipt, at NTL's election, of (A).3745 validly issued, fully paid and nonassessable shares of NTL Common Stock, (B) .3108 validly issued, fully paid and nonassessable shares of NTL Common Stock and the Equity Interest Proceeds (as defined in Section 8.3) from the sale of the interest in Birmingham Cable under the applicable Rights of First Refusal, (C).2584 validly issued, fully paid and nonassessable shares of NTL Common Stock and the Equity Interest Proceeds from the sale of the interest in Cable London under the applicable Rights of First Refusal, or (D) .1947 validly issued, fully paid and nonassessable shares of NTL Common Stock and the Equity Interest Proceeds from the sale of the interests in Cable London and Birmingham Cable under the applicable Rights of First Refusal. Any Equity

     Interest Proceeds payable pursuant to this Section 2.1(b) shall be payable, at NTL's election, in cash or in validly issued, fully paid and nonassessable shares of NTL Common Stock valued at the greater of (1) $30.00 per share and (2) the NTL Average Market Price as of the Determination Time.

          (iii) If, as of the Determination Time, the Rights of First Refusal relating to Birmingham Cable have been Exercised and the Rights of First Refusal relating to Cable London have been Resolved, each share of Partners Common Stock shall be cancelled in consideration for the receipt, at NTL's election, of (A) .3745 validly issued, fully paid and nonassessable shares of NTL Common Stock or (B) .3108 validly issued, fully paid and nonassessable shares of NTL Common Stock and the Equity Interest Proceeds from the sale of the interest in Birmingham Cable under the applicable Rights of First Refusal payable in accordance with the last sentence of
     Section 2.1(b)(ii).

          (iv) If, as of the Determination Time, the Rights of First Refusal relating to Cable London have been Exercised and the Rights of First
     Refusal relating to Birmingham Cable have been Resolved, each share of Partners Common Stock shall be cancelled in consideration for the receipt, at NTL's election, of (A) .3745 validly issued, fully paid and nonassessable shares of NTL Common Stock or (B) .2584 validly issued, fully paid and nonassesable shares of NTL Common Stock and the Equity Interest Proceeds from the sale of the interest in Cable London under the applicable Rights of First Refusal payable in accordance with the last sentence of
     Section 2.1(b)(ii).

          (v) If, as of the Determination Time, the Rights of First Refusal relating to both Cable London and Birmingham Cable remain in legal effect but have not been Exercised or otherwise Resolved ("Unresolved"), each share of Partners Common Stock shall be cancelled in consideration for the receipt, at the election of NTL, of either (x).3745 validly issued, fully paid and nonassessable shares of NTL Common Stock or (y)(A) .1947 validly issued, fully paid and nonassessable shares of NTL Common Stock,

     (B) .1161 (subject to adjustment as set forth in Section 5.20) validly issued, fully paid and nonassessable shares of NTL Class C Redeemable Preferred Stock having the terms set forth in Exhibit 2.1 ("NTL Class C Stock"), and (C) .0637 (subject to adjustment as set forth in Section 5.20) validly issued, fully paid and nonassessable shares of NTL Class D Redeemable Preferred Stock having the terms set forth in Exhibit 2.1 ("NTL Class D Stock").

          (vi) If, as of the Determination Time, only the Rights of First Refusal relating to Cable London are Unresolved, each share of Partners Common Stock shall be cancelled in consideration for the receipt of (A)(1) if the Rights of First Refusal relating to Birmingham Cable have been Resolved, .2584 validly issued, fully paid and nonassessable shares of NTL Common Stock or (2) if the Rights of First Refusal relating to Birmingham Cable have been Exercised, at NTL's election, (x) .2584 validly issued, fully paid and nonassessable shares of NTL Common Stock or (y) .1947 validly issued, fully paid and nonassessable shares of NTL Common Stock and the Equity Interest Proceeds from the sale of the interest in Birmingham Cable under the applicable Rights of First Refusal payable in accordance with the last sentence of Section 2.1(b)(ii), and (B) .1161 (subject to adjustment as set forth in Section 5.20) validly issued, fully paid and nonassessable shares of NTL Class C Stock.

          (vii) If, as of the Determination Time, only the Rights of First Refusal relating to Birmingham Cable are Unresolved, each share of Partners Common Stock shall be cancelled in consideration for the receipt of (A)(1) if the Rights of First Refusal relating to Cable London have been Resolved, .3108 validly issued, fully paid and nonassessable shares of NTL Common Stock or (2) if the Rights of First Refusal relating to Cable London have been Exercised, at NTL's election, (x) .3108 validly issued, fully paid and nonassessable shares of NTL Common Stock or (y) .1947 validly issued, fully paid and nonassessable shares of NTL Common Stock and the Equity Interest Proceeds from the sale of the interest in Cable London under the applicable Rights of First Refusal payable in accordance with the last sentence of Section 2.1(b)(ii), and (B) .0637 (subject to adjustment as set forth in Section 5.20) validly issued, fully paid and nonassessable shares of NTL Class D Stock .

          The consideration to be issued to holders of Partners Common Stock is referred to herein as the "Amalgamation Consideration." As of the Effective Time, all the Partners Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Partners Common Stock (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Amalgamation Consideration and any cash in lieu of fractional shares of NTL Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

     (c) Conversion of Shares of Sub. Each issued and outstanding share, par value .01 (pound sterling) per share, of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of the Amalgamated Company by virtue of the Amalgamation and without any action on the part of NTL.

     (d) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Partners Common Stock held by a person who did not vote in favor of the Amalgamation and who complies with all the provisions of Bermuda law concerning the right of holders of Partners Common Stock to require appraisal of their shares of Partners Common Stock by the Supreme Court of Bermuda (such shareholder, a "Dissenting Shareholder", and such shares, "Dissenting Shares") shall be cancelled at the Effective Time in consideration for the right to receive such consideration as may be payable to such Dissenting Shareholder upon completion of the Amalgamation pursuant to the laws of Bermuda. In the event that a Dissenting Shareholder fails to perfect, effectively withdraws or otherwise loses any right to appraisal and payment under the Companies Act, such Dissenting Shareholder shall no longer have any right to appraisal thereunder. Any such Dissenting Shareholder shall be entitled to elect to receive the Amalgamation Consideration and any cash in lieu of fractional shares of NTL Capital Stock. Partners shall give NTL (i) prompt notice of any written demands for appraisal of Dissenting Shares or withdrawals of such demands received by Partners and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Except as required by Section 106 of the Companies Act, prior to the Effective Time, Partners shall not, without the prior written consent of NTL, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     SECTION 2.2  Exchange of  Certificates.  (a) Exchange  Agent.  Prior to the
Effective Time, NTL shall enter into an agreement with such bank or trust company as may be designated by NTL and be reasonably satisfactory to Partners (the "Exchange Agent"), which shall provide that NTL shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Partners Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing NTL Capital Stock (as defined below) (such shares of NTL Capital Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.2(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of NTL Capital Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Partners Common Stock.

     (b) Exchange Procedures. Promptly after the Effective Time, NTL will cause the Exchange Agent to mail to each registered holder of a certificate or certificates other than Dissenting Shareholders, if any, which immediately prior to the Effective Time represented outstanding shares of Partners Common Stock (the "Certificates") whose shares were cancelled in consideration of the receipt of the Amalgamation Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Partners and NTL may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Amalgamation Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in consideration therefor a certificate representing that number of whole shares of NTL Common Stock, NTL Class C Stock or NTL Class D Stock (collectively, "NTL Capital Stock") which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of NTL Capital Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing shares of Partners Common Stock which are not registered in the transfer records of Partners under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of NTL Capital Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of NTL Capital Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of NTL that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Amalgamation Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of NTL Capital Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to NTL Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of

NTL Common Stock represented thereby, and, in the case of Certificates representing Partners Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of NTL Capital Stock shall be paid by NTL to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of NTL Capital Stock issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of NTL Capital Stock and, in the case of Certificates representing Partners Common Stock, the amount of any cash payable in lieu of a fractional share of NTL Capital Stock to which such holder is entitled pursuant to Section 2.2(e) and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of NTL Capital Stock.

     (d) No Further Ownership Rights in Partners Common Stock. All shares of NTL Capital Stock issued upon the surrender of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Partners Common Stock, theretofore represented by such Certificates, subject, however, to the Amalgamated Company's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Partners on such shares of Partners Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Amalgamated Company of the shares of Partners Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Amalgamated Company or the Exchange Agent for any reason, they shall be cancelled in accordance with this Article II, except as otherwise provided by law.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of NTL Capital Stock shall be issued upon the surrender of Certificates, no dividend or distribution of NTL shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of NTL.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of NTL Capital Stock delivered to the Exchange Agent by NTL pursuant to
     Section 2.2(a) over (B) the aggregate number of whole shares of NTL Capital Stock to be distributed to former holders of Partners Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of the former stockholders of Partners, sell the Excess Shares at then-prevailing prices on the NASDAQ Stock Market ("NASDAQ") or otherwise all in the manner provided in Section 2.2(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NASDAQ through one or more member firms of the NASDAQ and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Partners Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Amalgamated Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Partners Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Partners Common Stock is entitled (after taking into account all shares of Partners Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Partners Common Stock are entitled.

          (iv) Notwithstanding the provisions of Section 2.2(e)(ii) and (iii), the Amalgamated Company may, at the option of NTL exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, pay each former holder of Partners Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Partners Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the NTL Average Stock Price determined as of the fifth trading day prior to the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(e)(iv).

          (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Partners Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Partners Common Stock subject to and in accordance with the terms of Section 2.2(c).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to NTL, upon demand, and any holders of the Certificates who have not thereto-fore complied with this Article II shall thereafter look only to NTL for payment of their claim for Amalgamation Consideration, any dividends or distributions with respect to NTL Capital Stock and any cash in lieu of fractional shares of NTL Capital Stock.

     (g) No Liability. None of NTL, Sub, Partners, the Amalgamated Company or the Exchange Agent shall be liable to any person in respect of any shares of NTL Capital Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of NTL Capital Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by NTL, on a daily basis. Any interest and other income resulting from such investments shall be paid to NTL.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Amalgamated Company, the posting by such person of a bond in such reasonable amount as the Amalgamated Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the
Amalgamation Consideration and, if applicable, any unpaid dividends and distributions on shares of NTL Capital Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

     SECTION 2.3 Certain Adjustments. If between the date hereof and the Effective Time, the outstanding shares of Partners Common Stock or of NTL Common Stock shall be changed into a different number of shares, including by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio or, in the cases of clause (b)(i), (ii), (iii), (iv) or (v) of Section 2.1, the number of shares of NTL Common Stock, NTL Class C Stock and NTL Class D Stock issuable, shall be adjusted accordingly to provide to the holders of Partners Common Stock the same economic effect as contemplated by this Agreement prior to such change.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Partners. Except as disclosed in the Partners SEC Documents (as defined in Section 3.1(g)) or as set forth on the Disclosure Schedule delivered by Partners to NTL in connection with the execution of this Agreement (the "Partners Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Partners represents and warrants to NTL as follows:

          (a) Organization, Standing and Corporate Power. (i) Each of Partners and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Partners. Each of Partners and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Partners.

          (ii) Partners has delivered to NTL prior to the execution of this Agreement complete and correct copies of its memorandum of association and bye-laws, as amended to date.

          (iii) In all material respects, the minute books of Partners contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Partners since January 1, 1996 and prior to September 25, 1997.

     (b) Subsidiaries and Affiliates. Section 3.1(b) of the Partners Disclosure Schedule sets forth all the subsidiaries of Partners which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) and each Significant Affiliate (as defined herein) and the ownership interest of Partners in such entity. Except as set forth in
Section 3.1(b) of the Partners Disclosure Schedule, all such outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary or Significant Affiliate have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Partners, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). At the Effective Time, the Amalgamated Company will have legal and beneficial title of Partners' ownership interests of the Significant Affiliates, subject to (i) the Rights of First Refusal and (ii) Liens existing as of the date hereof in respect of Debt Agreements (as defined in Section 3.1(o)).

     (c) Capital Structure. The authorized capital stock of Partners consists of 50,000,000 shares of Class A Common, 50,000,000 shares of Class B Common and 10,000,000 shares of preferred stock, par value .01 (pound sterling) per share. At the close of business on January 30, 1998: (i) 37,231,997 shares of Class A Common were issued and outstanding; (ii) 12,872,605 shares of Class B Common were issued and outstanding; (iii) no shares of Partners Preferred Stock were issued and outstanding; and (iv)

20,250 shares of Partners Common Stock were reserved for issuance pursuant to the 1995 Stock Option Plan, complete and correct copies of which have been delivered to NTL (such plan, the "Partners Stock Plan"). Section 3.1(c) of the Partners Disclosure Schedule sets forth a complete and correct list, as of January 30, 1998, of the number of shares of Partners Common Stock subject to employee stock options or other rights to purchase or receive Partners Common Stock granted under the Partners Stock Plan (collectively, "Partners Employee Stock Options"), the dates of grant and exercise prices thereof. All outstanding shares of capital stock of Partners are, and all shares which may be issued prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c) and except for changes since January 30, 1998 resulting from the issuance of shares of Partners Common Stock pursuant to the Partners Employee Stock Options or as permitted by Section 4.1(a)(i)(y) and 4.1(a)(ii), (x) there are not issued, reserved for issuance or outstanding
(A) any shares of capital stock or other voting securities of Partners, (B) any securities of Partners or any Partners subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Partners, (C) any warrants, calls, options or other rights to acquire from Partners or any Partners subsidiary, and any obligation of Partners or any Partners subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Partners, and (y) there are no outstanding obligations of Partners or any Partners subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in Section 3.1(c) of the Partners Disclosure Schedule, there are no outstanding (A) securities of Partners or any Partners subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Partners subsidiary, (B) warrants, calls, options or other rights to acquire from Partners or any Partners subsidiary, and any obligation of Partners or any Partners subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Partners subsidiary or Significant Affiliate or (C) obligations of Partners or any Partners subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Partners subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in Section 3.1(c) of the Partners Disclosure Schedule, neither Partners nor any Partners subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Partners Employee Stock Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Partners subsidiaries and the Significant Affiliates, Partners does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Partners and its subsidiaries as a whole.

     (d) Authority; Noncontravention. Partners has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Amalgamation, to the Partners Stockholder Approval (as defined in Section
3.1(k)) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Partners and the consummation by Partners of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Partners, subject, in the case of the Amalgamation, to the Partners Stockholder Approval. This Agreement has been duly executed and delivered by Partners and, assuming the due authorization, execution and delivery by NTL and Sub, constitutes the legal, valid and binding obligation of Partners, enforceable against Partners in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and similar laws or by general principles of equity (whether considered in a proceeding in equity or at law). Except as set forth in
Section 3.1(d) of the Partners Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Partners or any of its subsidiaries under, (i) the memorandum of association or bye-laws of Partners or the comparable organizational documents of any of its subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Partners or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Partners or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Partners or (y) reasonably be expected to impair in any material way the ability of Partners to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Partners or any of its subsidiaries in connection with the execution and delivery of this Agreement by Partners or the consummation by Partners of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of (A) a proxy statement relating to the Partners Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, together with the proxy statement relating to the NTL Stockholders Meeting (as defined in Section 5.1(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the consent of the Minister in connection with the Amalgamation and the registration of the Amalgamated Company with the Registrar of Companies in Bermuda in accordance with the Companies Act,
(3) such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) receipt of the Required British Approvals (as defined); and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Partners or (y) reasonably be expected to impair in any material way the ability of Partners to perform its obligations under this Agreement.

     (e) SEC Documents; Undisclosed Liabilities; Financial Statements. (i) Partners has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since September 20, 1994 (the "Partners SEC Documents"). As of their respective dates, the Partners SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Partners SEC Documents, and none of the Partners SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The financial statements of Partners included in the Partners SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Partners and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Partners nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Partners.

          (iii) Section 3.1(e) of the Partners Disclosure Schedule (the "Preliminary Financial Statements") accurately sets forth as of the date hereof the most recently available version of the unaudited balance sheet and financial statements of Partners, its subsidiaries and Significant Affiliates as of and for the year ended December 31, 1997.

     (f) Information Supplied. None of the information supplied or to be supplied in writing by Partners specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by NTL in connection with the issuance of NTL Common Stock in the Amalgamation (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Partners's stockholders or at the time of the Partners Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Partners with respect to statements made or incorporated by reference therein based on information supplied by NTL specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

     (g)  Absence of  Certain  Changes or  Events.  Except (x) as  disclosed  in
Section 3.1(g) of the Partners Disclosure Schedule, (y) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or (z) as permitted by Section 4.1(a), since December 31, 1996 Partners and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Partners SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change in Partners, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Partners's capital stock, (iii) any split, combination or reclassification of any of Partners's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Partners's capital stock, except for issuances of Partners Common Stock upon the exercise of Partners Employee Stock Options awarded prior to the date hereof in accordance with their present terms, (iv)(A) any granting by Partners or any of its subsidiaries to any current or former director, executive officer or other key employee of Partners or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay in the ordinary course of business or as was required under any employment agreements in effect as of December 31, 1996, (B) any granting by Partners or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by Partners or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by Partners materially affecting its assets, liabilities or business, (vi) any tax election that individually or in the aggregate would have a material adverse effect on Partners or any of its tax attributes or any settlement or compromise of any material income tax liability, or (vii) any action taken by Partners or any of the Partners subsidiaries during the period from December 31, 1996 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of
Section 4.1(a).

          (h) Compliance with Applicable Laws; Litigation. (i) Partners, its subsidiaries, Sig-
     nificant Affiliates and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the respective businesses of Partners, its subsidiaries and its Significant Affiliates (the "Partners Permits"), except where the failure to have any such Partners Permits individually or in the aggregate would not have a material adverse effect on Partners. Partners and its subsidiaries and its Significant Affiliates are in compliance with the terms of the Partners Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate, would not have a material adverse effect on Partners. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Partners or any of its subsidiaries or Significant Affiliates or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3) of Partners, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Partners or (B) reasonably be expected to impair in any material way the ability of Partners to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (ii) None of Partners, any Partners subsidiary, or any Significant Affiliate is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on Partners.

     (i) Incentive Compensation/Benefit Plans. Partners has delivered to NTL true and complete copies of the documents listed on Schedule 3.1(i) of the Partners Disclosure Schedule.

          (i) With respect to any employee benefit plans and arrangements of Partners and its subsidiaries (the "Partners Benefit Plans"), Partners, its subsidiaries and any Partners Benefit Plans have been operated, and are, in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws.

          (ii) No Partners Benefit Plan is subject to Title IV of ERISA or is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither Partners nor any of its subsidiaries has incurred any unsatisfied liability under Title IV of ERISA. None of Partners nor any of its subsidiaries has any contingent liability under Section 4204 of ERISA.

          (iii) None of Comcast Teesside Limited ("Comcast Teesside"), Comcast Darlington Limited ("Comcast Darlington") or Cambridge Cable Limited ("Cambridge Cable") has any outstanding liability to pay compensation for loss of office or employment to any present or former employee or any payment under the provisions of the Employment Rights Act 1996 which would have a material adverse effect on Partners.

          (iv) There are no terms of employment for any employee of Comcast Teesside, Comcast Darlington or Cambridge Cable which provide that a change in control of any Comcast Teesside, Comcast Darlington or Cambridge Cable (however change of control may be defined if at all) shall entitle the employee to treat the change of control as amounting to a breach of contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or otherwise dismissed or released from any obligation.

          (v) None of Comcast Teesside, Comcast Darlington or Cambridge Cable is a party to any collective agreement, dismissal procedures agreement, union membership agreement, or trade dispute (within the meaning of the Trade Union and Labour Relations (Consolidation) Act 1992) which would reasonably be expected to have a material adverse effect on Partners.

          (vi) "Schemes" means all and each of the pension schemes identified in the Section 3.1(i) of the Partners Disclosure Schedule, and "Scheme Documents" means the documents relating to the Schemes identified in Section 3.1(i) of the Partners Disclosure Schedule, which documents comprise all the material documents governing the Schemes. Except pursuant to the Schemes, Comcast Teesside, Comcast Darlington and Cambridge Cable have not paid, provided or contributed towards and are not under any obligation (whether or not legally enforceable) to pay, provide or contribute towards and are not under any obligation (whether or not legally enforceable) to pay, provide or contribute towards any retirement/death/disability benefit for or in respect of any present or past employee (or any spouse, child or dependant of any of them) of Comcast Teesside, Comcast Darlington and Cambridge Cable which would reasonably be expected to have a material adverse effect on Partners. The Schemes are approved by the Board of the Inland Revenue as an exempt approved Scheme (within the meaning of Section 592, Income Taxes and Corporation Act 1988).

     (j) Taxes. (i) Each of Partners and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Partners. Partners and each of its subsidiaries has paid (or Partners has paid on its behalf) all taxes (as defined herein) shown as due on such returns, and the most recent financial statements contained in the Partners Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Partners and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Partners or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Partners. Partners has never been included as a member of any United States consolidated tax group.

          (iii) As used in this Agreement, "taxes" shall include all (x) national, state, provincial or local income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

     (k) Voting Requirements. The affirmative vote at the Partners Stockholders Meeting (the "Partners Stockholder Approval") of the holders of a majority of the total votes able to be cast at general meetings of Partners to adopt this Agreement is the only vote of the holders of any class or series of Partners's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Amalgamation.

     (l) Brokers. No broker, investment banker, financial advisor or other person other than HSBC Investment Bank plc, the fees and expenses of which will be paid by Partners, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Partners.

     (m) Opinion of Financial Advisor. Partners has received the opinion of HSBC Investment Bank plc dated the date of this Agreement, to the effect that, as of such date, the Amalgamation Consideration is fair from a financial point of view to holders of shares of Partners Class A Common Stock (other than NTL and its affiliates), a signed copy of which opinion has been delivered to NTL, it being understood and agreed by NTL that such opinion is for the benefit of the Board of Directors of

Partners and may not be relied upon by NTL, its affiliates or any of their respective stockholders.

     (n) Intellectual Property. Partners and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Partners Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Partners Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Partners. Neither Partners nor any such subsidiary has received any notice of infringement of or conflict with, and, to Partners's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Partners Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Partners.

     (o) Certain Contracts. Except as set forth in Section 3.1(o) of the Partners Disclosure Schedule, (A) neither Partners nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Partners and its subsidiaries (including, for purposes of this Section 3.1(s), NTL and its subsidiaries, assuming the Amalgamation has taken place), taken as a whole, is or would be conducted, (iii) any agreement between Partners or any Partners subsidiary, on the one hand, and any Significant Affiliate, on the other, or (iv) any contract or other agreement which would prohibit or materially delay the consummation of the Amalgamation or any of the transactions contemplated by this Agreement and (B) none of Partners, any subsidiary of Partners or any Significant Affiliate is subject to any agreements related to indebtedness for borrowed money ("Debt Agreements") (all contracts of the type described in clauses (A)(i), (ii) and (iii) and all Debt Agreements being referred to herein as "Partners Material Contracts"). Each Partners Material Contract is valid and binding on Partners (or, to the extent a Partners subsidiary or Significant Affiliate is a party, such entity) and is in full force and effect, and Partners and each Partners subsidiary and Significant Affiliate have in all material respects performed all obligations required to be performed by them to date under each Partners Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Partners and provided that (except as to Debt Agreements) any representation in this sentence with respect to a Significant Affiliate is qualified to the knowledge of Partners. Neither Partners nor any Partners subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Partners, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Partners Material Contract.

     SECTION 3.2 Representations and Warranties of NTL. Except as disclosed in the NTL SEC Documents (as defined in Section 3.2(e)) or as set forth on the Disclosure Schedule delivered by NTL to Partners prior to the execution of this Agreement (the "NTL Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, NTL represents and warrants to Partners as follows:

          (a) Organization, Standing and Corporate Power. (i) Each of NTL and its subsidiaries (including Sub) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on NTL. Each of NTL and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on NTL.

          (ii) NTL has delivered to Partners prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

     (b) Subsidiaries. Exhibit 21 to NTL's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all the subsidiaries of NTL which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by NTL, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     (c) Capital Structure. The authorized capital stock of NTL consists of 100,000,000 shares of NTL Common Stock and 2,500,000 shares of preferred stock, par value $.01 per share, of NTL ("NTL Preferred Stock"). At the close of business on January 28, 1998: (i) 32,246,544 shares of NTL Common Stock were issued and outstanding; (ii) no shares of NTL Common Stock were held by NTL in its treasury; (iii) 780 shares of Series A Non-Voting Convertible Preferred Stock ("NTL Series A Preferred") were issued and outstanding; (iv) 110,187.358 shares of 13% Senior Redeemable Exchangeable Preferred Stock were issued and outstanding (the "NTL 13% Preferred"), (v) 1,000,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance pursuant to a Rights Agreement, dated as of October 13, 1993, between NTL and Continental Stock Transfer & Trust Company (the "Rights Agreement"); (vi) 16,167,642 shares of NTL Common Stock were reserved for issuance pursuant to the conversion of the NTL Series A Preferred, the 7 1/4% Convertible Subordinated Debentures due 2005 ("2005 Debentures") and the 7% Convertible Subordinated Notes due 2008 ("2008 Notes") and 976,426 shares of NTL Common Stock were reserved for issuance upon the exercise of certain warrants (the NTL Series A Preferred, 2005 Debentures, 2008

Notes and such warrants, the "NTL Convertible Securities"); and (vii) 8,121,836 shares of NTL Common Stock were reserved for issuance pursuant to various NTL employee and director stock option plans (such plans, collectively, the "NTL Stock Plans"). Section 3.2(c) of the NTL Disclosure Schedule sets forth a complete and correct list, as of January 30, 1998, of the number of shares of NTL Common Stock subject to employee stock options or other rights to purchase or receive NTL Common Stock granted under the NTL Stock Plans (collectively, "NTL Employee Stock Options"), the dates of grant and exercise prices thereof. All outstanding shares of capital stock of NTL are, and all shares which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(c) and except for changes since January 28, 1998 resulting from the issuance of shares of NTL Common Stock pursuant to the conversion or exercise of NTL Convertible Securities or the exercise of NTL Employee Stock Options, as of the date hereof,
(x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of NTL, (B) any securities of NTL or any NTL subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of NTL, (C) any warrants, calls, options or other rights to acquire from NTL or any NTL subsidiary, and any obligation of NTL or any NTL subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of NTL, and (y) there are no outstanding obligations of NTL or any NTL subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of NTL or any NTL subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any NTL subsidiary, (B) warrants, calls, options or other rights to acquire from NTL or any NTL subsidiary, and any obligation of NTL or any NTL subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any NTL subsidiary or (C) obligations of NTL or any NTL subsidiary to repur-chase, redeem or otherwise acquire any such outstanding securities of NTL subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

     (d) Authority; Noncontravention. NTL and Sub each has all requisite corporate power and authority to enter into this Agreement and, subject to the NTL Stockholder Approval (as defined in Section 3.2(l)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of NTL and Sub and the consummation by each of NTL and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of NTL and Sub, subject, in the case of the Amalgamation and the issuance of NTL Common Stock in connection with the Amalgamation, to the NTL Stockholder Approval. This Agreement has been duly executed and delivered by each of NTL and Sub and, assuming the due authorization, execution and delivery by Partners, constitutes the legal, valid and binding obligations of each of NTL and Sub, enforceable against each of NTL and Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and similar laws or by general principles of equity (whether considered in a proceeding in equity or at law). Except as set forth in Section 3.2(d) of the NTL Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of NTL or any of its subsidiaries (including Sub) under,
(i) the certificate of incorporation or by-laws of NTL or the comparable organizational documents of any of its subsidiaries (including Sub), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to NTL or any of its subsidiaries (including Sub) or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NTL or any of its subsidiaries (including Sub) or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on NTL or (y) reasonably be expected to impair the ability of NTL to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to NTL or any of its subsidiaries (including Sub) in connection with the execution and delivery of this Agreement by each of NTL or Sub or the consummation by NTL and Sub of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of (A) the Joint Proxy Statement relating to the NTL Stockholders Meeting, (B) the Form S-4 and (C) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the consent of the Minister in connection with the Amalgamation and the registration of the Amalgamated Company with the Registrar of Companies in Bermuda in accordance with the Companies Act; (3) such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NASDAQ to permit the shares of NTL Capital Stock that are to be issued in the Amalgamation and under the Partners Stock Plans to be approved for quotation on the NASDAQ; (5) the receipt of the Required British Approvals; and (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on NTL or (y) reasonably be expected to impair the ability of NTL to perform its obligations under this Agreement.

     (e) SEC Documents; Undisclosed Liabilities. NTL has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1996 (the "NTL SEC Documents"). As of their respective dates, the NTL SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such NTL SEC Documents, and none of the NTL SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NTL included in the NTL SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of NTL and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither NTL nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on NTL.

     (f) Information Supplied. None of the information supplied or to be supplied in writing by NTL specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to NTL's stockholders or at the time of the NTL Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by NTL with respect to statements made or incorporated by reference therein based on information supplied by Partners specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

     (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as permitted by Section 4.1(b), since December 31, 1996, NTL and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any NTL SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change in NTL, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NTL's capital stock,
(iii) any split, combination or reclassification of any of NTL's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of NTL's capital stock, except for issuances of NTL Common Stock upon conversion or exercise of NTL Convertible Securities or exercise of NTL Employee Stock Options, in each case, awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.1(b), (iv) except as required by a change in GAAP, any change in accounting methods, principles or practices by NTL materially affecting its assets, liabilities or business, (v) any tax election that individually or in the aggregate would have a material adverse effect on NTL or any of its tax attributes or any settlement or compromise of any material income tax liability or (vi) any action taken by NTL or any of the NTL subsidiaries during the period from December 31, 1996 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1(b).

          (h) Compliance with Applicable Laws; Litigation. (i) NTL, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of NTL and its subsidiaries (the "NTL Permits"), except where the failure to have any such NTL Permits individually or in the aggregate would not have a material adverse effect on NTL. NTL and its subsidiaries are in compliance with the terms of the NTL Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on NTL. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to NTL or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of NTL, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on NTL or (B) reasonably be expected to impair in any material way the ability of NTL to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (ii) Neither NTL nor any NTL subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on NTL.

     (i) Absence of Changes in Benefit Plans. Since December 31, 1996, there has not been any adoption or amendment in any material respect by NTL or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of NTL or any of its wholly owned subsidiaries (collectively, the "NTL Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any NTL pension plans, or any material change in the manner in which contributions to any NTL pension plans are made or the basis on which such contributions are determined.

          (j) ERISA Compliance. (i) With respect to the NTL Benefit Plans, no event has occurred and, to the knowledge of NTL, there exists no condition or set of circumstances, in connection with which NTL or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse affect on NTL under ERISA, the Code or any other applicable law.

          (ii) Neither NTL nor any of its subsidiaries has incurred any unsatisfied liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No NTL Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of NTL, there are not any facts or circumstances that would materially change the funded status of any NTL Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No NTL Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (k) Taxes. (i) Each of NTL and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on NTL. NTL and each of its subsidiaries has paid (or NTL has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the NTL SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by NTL and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against NTL or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on NTL. The federal income tax returns of NTL and each of its subsidiaries consolidated in such returns for tax years through 1992 have closed by virtue of the applicable statute of limitations.

     (l) Voting Requirements. The affirmative vote at the NTL Stockholders Meeting (the "NTL Stockholder Approval") of the holders of a majority of all shares of NTL Common Stock casting votes is the only vote of the holders of any class or series of NTL's capital stock necessary to approve, in accordance with the applicable rules of the NASDAQ, the issuance of NTL Common Stock pursuant to the Amalgamation.

     (m) Brokers. No broker, investment banker, financial advisor or other person, other than Donaldson, Lufkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by NTL, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NTL.

     (n) Opinion of Financial Advisor. NTL has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to NTL from a financial point of view, a signed copy of which opinion has been delivered to Partners, it being understood and agreed by Partners that such opinion is for the benefit of the Board of Directors of NTL and may not be relied upon by Partners, its affiliates or any of their respective stockholders.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 Conduct of Business. (a) Conduct of Business by Partners. Except as set forth in Section 4.1(a) of the Partners Disclosure Schedule, as otherwise contemplated by this Agreement or the transactions con-
templated hereby or as consented to by NTL in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Partners shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Partners shall not, and shall not permit any of its subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Partners to its parent, or by a subsidiary that is partially owned by Partners or any of its subsidiaries, provided that Partners or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Partners Common Stock upon the exercise of Partners Employee Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock of Partners or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Partners Common Stock upon the exercise of Partners Employee Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms;

          (iii)  amend  its  memorandum  of   association,   bye-laws  or  other
     comparable organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

          (v) subject to compliance with Section 5.15, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than
     (A) in the ordinary course of business consistent with past practice or (B) the sale, lease, license or other disposition of up to $1 million of such assets, in the aggregate or (C) the mortgage, encumbrance or subjecting to Liens of up to $5 million of such assets, in the aggregate;

          (vi) take any action that would cause the representations and warranties set forth in Section 3.1(g) (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 4.1(a)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct;

          (vii) incur any indebtedness for borrowed money, other than pursuant to agreements or arrangements in effect as of the date hereof, or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money;

          (viii) make any additional equity investment in, or enter into any new agreement, arrangement or understanding with, any Significant Affiliate; or

          (ix) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction between Partners and any wholly owned subsidiary or between any wholly owned subsidiaries of Partners. Except as set forth in Section 4.1(a) of the Partners Disclosure Schedule, Partners shall not, and shall not permit its subsidiaries to, and shall use its reasonable best efforts to cause its Significant Affiliates not to, enter into any material agreement, arrangement or understanding with respect to programming; software; provisioning of cable modem internet service; billing; provisioning of digital CATV service; and the acquisition of set-top boxes or switching equipment or other computer and telecommunications equipment with a value in excess of 1 million (pound sterling); or technology or similar strategic business issues without prior approval from NTL. NTL shall treat as confidential any information which Partners discloses to NTL in respect of any Significant Affiliate and designates as confidential.

     (b) Conduct of Business by NTL. Except as set forth in Section 4.1(b) of the NTL Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Partners in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, NTL shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, NTL shall not, and shall not permit any of its subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of NTL to its parent, or by a subsidiary that is partially owned by NTL or any of its subsidiar-ies, provided that NTL or any such subsidiary receives or is to receive its proportionate share thereof, declare, set aside or pay any dividends on, make any other distributions (whether by recapitalization, restructuring or otherwise) in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, other than reasonable quarterly dividends on NTL Common Stock if the Board of Directors of NTL shall so determine;

          (ii) adopt a plan of complete or partial liquidation;

          (iii) enter into any agreement, arrangement or understanding for a merger, acquisition or other business combination unless the Board of Directors of NTL determines that such transaction is in the best interest of the stockholders of NTL and those persons who will become stockholders of NTL as a result of the Amalgamation;

          (iv) except as  contemplated  hereby  (including in connection  with a
     transaction   permitted  by  clause  (iii)),   amend  its   certificate  of
     incorporation; or

          (v) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.1(b) shall not apply to any transaction between NTL and any wholly owned subsidiary or between any wholly owned subsidiaries of NTL.

     (c) Other Actions. Except as required by law, Partners and NTL shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Amalgamation set forth in Article VI not being satisfied.

     (d) Advice of Changes. Partners and NTL shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     SECTION 4.2 No Solicitation by Partners. (a) Partners shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Partners Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Partners Takeover Proposal or furnish any nonpublic information relating to Partners and its subsidiaries to any person that may be considering making, or has made, a Partners Takeover Proposal; provided that, Partners may, in response to an unsolicited written proposal from a third party regarding a Partners Takeover Proposal, engage in the activities specified in clause (ii) if (A) the Board of Directors of Partners determined in good faith, after obtaining and taking into account the advice of outside counsel, that such action is required for the Board of Directors to comply with its fiduciary duties under applicable law and (B) Partners has received from such third party an executed confidentiality agreement with terms not materially less favorable to NTL than those contained in the Confidentiality Agreement (as defined in Section 5.4). For purposes of this Agreement, "Partners Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the net revenues, net income or the assets of Partners and its subsidiaries, taken as a whole, or 10% or any equity securities of Partners, any tender offer or exchange offer that if consummated would result in any person beneficially owning any equity securities of Partners, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Partners (or any Partners subsidiary whose business constitutes 10% or more of the net revenues, net income or the assets of Partners and its subsidiaries, taken as whole) or the Partners Common Stock, other than the transactions contemplated by this Agreement; provided that Partners Takeover Proposal shall not include any matters relating to the Rights of First Refusal and the equity interests of Partners subject thereto.

     (b) Except as provided in the next sentence, the Board of Directors of Partners shall recommend approval and adoption of this Agreement and the Amalgamation by Partners's stockholders and shall not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to NTL, the approval or recommendation by such Board of Directors. The Board of Directors of Partners shall be permitted to withdraw or modify in a manner adverse to NTL (or, if not previously made, not to make) its recommendation to Partners's stockholders, but only if and to the extent such Board of Directors determines, after obtaining and taking into account the advice of outside counsel, that such action is required in response to an unsolicited bona fide written Superior Partners Takeover Proposal in order for such Board of Directors to comply with its fiduciary duties under applicable law. "Superior Partners Takeover Proposal" means any bona fide Partners Takeover Proposal for at least a majority of the outstanding shares of Partners Common Stock on terms the Board of Directors of Partners determines in its good faith judgment (taking in to account the advice of its financial advisor, all of the terms and conditions of such Partners Takeover Proposal and the conditions to consummation) are more favorable and provide greater value to Partners and all of its stockholders than this Agreement and the Amalgamation taken as a whole.

     (c) In addition to the obligations of Partners set forth in paragraphs (a) and (b) of this Section 4.2, Partners shall immediately advise NTL orally and in writing of any request for information or of any Partners Takeover Proposal, the material terms and conditions of such request or Partners Takeover Proposal and the identity of the person making such request or Partners Takeover Proposal. Partners will, to the extent consistent with the fiduciary duties of its Board of Directors under applicable law, keep NTL reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Partners Takeover Proposal.

     (d) Nothing contained in this Section 4.2 shall prohibit Partners from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Partners's stockholders if, in the good faith judgment of the Board of Directors of Partners, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.1. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, Partners and NTL shall prepare and file with the SEC the Joint Proxy Statement and NTL shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Partners and NTL shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Partners will use all best efforts to cause the Joint Proxy Statement to be mailed to Partners's stockholders, and NTL will use all best efforts to cause the Joint Proxy Statement to be mailed to NTL's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. NTL shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of NTL Capital Stock in the Amalgamation and Partners shall furnish all information concerning Partners and the holders of Partners Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by NTL without the prior consent of Partners, such consent not to be unreasonably withhold or delayed. NTL will advise Partners, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the NTL Capital Stock issuable in connection with the Amalgamation for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Partners or NTL, or any of their respective affiliates, officers or directors, should be discovered by Partners or NTL which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Partners and NTL.

     (b) Partners shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Partners Stockholders Meeting") in accordance with the Companies Act and Partners's bye-laws for the purpose of obtaining the Partners Stockholder Approval and, subject to Sections 4.2(b) and (d), through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the Amalgamation. Partners agrees that its obligations to convene the Partners Stockholders Meeting pursuant to this
Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Partners of any Partners Takeover Proposal.

     (c) NTL shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "NTL Stockholders Meeting") in accordance with the Delaware General Corporation Law for the purpose of obtaining the NTL Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, and the other transactions contemplated hereby. The Board of Directors of NTL or Sub or any committee thereof shall not withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Partners, the approval or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby.

     (d)  NTL  and  Partners   will  use  best  efforts  to  hold  the  Partners
Stockholders Meeting and the NTL Stockholders Meeting on the same date and as soon as reasonably practicable after the date hereof.

     SECTION 5.2 Letters of Partners' Accountants. Partners shall use reasonable efforts to cause to be delivered to NTL two letters from Partners's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to NTL, in form and substance reasonably satisfactory to NTL and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.3 Letters of NTL's Accountants. NTL shall use reasonable efforts to cause to be delivered to Partners two letters from NTL's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Partners, in form and substance reasonably satisfactory to Partners and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.4 Access to Information; Confidentiality. Subject to the Confidentiality Agreement dated March 10, 1997, between NTL and Partners (the "Confidentiality Agreement"), and subject to restrictions contained in confidentiality or other agreements to which such party is subject (which such party will use its reasonable efforts to have waived) and applicable law, each of Partners and NTL shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Partners and NTL shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.4 shall affect any representation or warranty given by the other party hereto. Each of Partners and NTL will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     SECTION 5.5 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Amalgamation and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Without limitation of the foregoing, Partners and NTL shall, and shall cause each of their subsidiaries to, and, in the case of Partners, shall use its reasonable best efforts to cause its Significant Affiliates to, promptly supply such information as is reasonably necessary to enable the confirmations and indications referred to in Section 6.1(c) to be obtained.

     (b) In connection with and without limiting the foregoing, Partners and NTL shall (i) take all action necessary to ensure that no takeover statute or similar statute or regulation (other than the U.K. City Code on Takeovers and Mergers in relation to Cable London) is or becomes applicable to the Amalgamation, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any takeover statute or similar statute or regulation becomes applicable to the Amalgamation, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Amalgamation and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Amalgamation and the other transactions contemplated by this Agreement.

     SECTION 5.6 Stock Options and Stock Appreciation Rights. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Partners (or, if appropriate, any committee administering the Partners Stock Plan or Partners 1995 Stock Appreciation Rights Plan (the "Partners SAR Plan", and together with the Partners Stock Plan, the "Partners Incentive Plans"), if requested by NTL, shall, subject to the rights of the holders thereunder, adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Partners Employee Stock Options granted under Partners Stock Plan, whether vested or unvested, as necessary to provide that, at the Effective Time, each Partners Employee Stock Option outstanding immediately prior to the Effective Time shall be adjusted and thereafter represent an option to acquire, on the same terms and conditions as were applicable under such Partners Employee Stock Option, the number of shares of NTL Common Stock equal to the number of shares of Partners Common Stock subject to the Partners Employee Stock Option, multiplied by the Exchange Ratio (such product rounded up to the nearest whole number), at an exercise price per share of NTL Common Stock (rounded down to nearest whole cent) equal to (A) the aggregate exercise price for the shares of Partners Common Stock otherwise purchasable pursuant to such Partners Employee Stock Option divided by (B) the aggregate number of whole shares of NTL Common Stock deemed to be subject to such Partners Employee Stock Option in accordance with the foregoing (each, as so adjusted, an "Adjusted Option");

          (ii) adjust the terms of all outstanding Partners stock appreciation rights (the "Partners SARs") granted under the Partners SAR Plan as necessary to provide that, at the Effective Time, each Partners SAR outstanding immediately prior to the Effective Time shall be adjusted and thereafter represent a right to receive an amount of cash, on the same terms and conditions as were applicable under such Partners SAR, without regard to any provision reducing the period of exercise of such Partners SAR pursuant to the cessation of service as a director of Partners, equal to the amount by which the Fair Market Value (as defined in the Partners SAR Plan) per share of NTL Common Stock multiplied by the Exchange Ratio (rounded to the nearest cent) exceeds a base price per share of NTL Common Stock equal to the base price for the Partners Class A

     Common share subject to such Partners SAR (each, as so adjusted, an "Adjusted SAR"); and

          (iii) take such other actions relating to the Partners Incentive Plans as Partners and NTL may agree are appropriate to give effect to the Amalgamation, including as provided in Section 5.7.

     (b) As soon as practicable after the Effective Time, NTL shall deliver to the holders of Partners Employee Stock Options and Partners SARs appropriate notices setting forth such holders' rights pursuant to the respective Partners Incentive Plan and the agreements evidencing the grants of awards thereunder and that such awards and agreements shall be assumed by NTL and shall continue in effect on the same terms and conditions (subject to the provisions of this Section 5.6, including adjustments required by this Section 5.6 after giving effect to the Amalgamation).

     (c) A holder of an Adjusted Option or Adjusted SAR may exercise such Adjusted Option or Adjusted SAR in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to NTL, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Partners Incentive Plan.

     (d) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Partners Employee Stock Options and Partners SARs in effect as of the date hereof, all restrictions or limitations on transfer and vesting with respect to Partners Employee Stock Options and Partners SARs awarded under the Partners Incentive Plans or any other plan, program or arrangement of Partners or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options and SARs after giving effect to the Amalgamation and the assumption by NTL as set forth above.

     SECTION 5.7 Partners Incentive Plans and Certain Employee Matters. (a) At the Effective Time, the Partners Incentive Plans shall be assumed by NTL, with the result that all obligations of Partners under the Partners Incentive Plans, including with respect to awards outstanding at the Effective Time under each Partners Incentive Plan, shall be obligations of NTL following the Effective Time. Prior to the Effective Time, NTL shall take all necessary actions (including, if required to comply with Section 162(m) or 422 of the Code (and the regulations thereunder) or applicable law or rule of the NASDAQ, obtaining the approval of its stockholders at the NTL Stockholders Meeting) for the assumption of the Partners Incentive Plans, including the reservation, issuance and quotation of NTL Common Stock in a number at least equal to (x) the number of shares of NTL Common Stock that will be subject to Adjusted Options and (y) the product of the Exchange Ratio and the number of shares of Partners Common Stock available for future awards under the Partners Stock Plan immediately prior to the Effective Time. No later than the Effective Time, NTL shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of NTL Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options remain outstanding and until such time as the shares of NTL Common Stock subject to such Adjusted Options are no longer subject to resale restrictions under the Securities Act.

     (b) Following the Effective Time, NTL will honor all obligations of Partners or its subsidiaries under employment agreements of Partners or its subsidiaries as amended and/or restated as contemplated in this Agreement.

     SECTION 5.8 Indemnification, Exculpation and Insurance. (a) For six years after the Effective Time and thereafter with respect to any claims during such six year period, NTL shall indemnify, defend and hold harmless the current or former directors and officers of Partners and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time to the fullest extent that Partners is permitted to indemnify such persons under the laws of Bermuda and Partners's bye-laws as in effect on the date hereof (and NTL shall advance expenses (including expenses constituting Costs described in Section 5.8(d)) as incurred to the fullest extent permitted under applicable law. In addition, from and after the Effective Time, directors and officers of Partners who become directors or officers of NTL or the Amalgamated Company will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of NTL.

     (b) In the event that NTL or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of NTL assume the obligations set forth in this
Section 5.8.

     (c) For six years after the Effective Time, NTL shall provide to Partners's current directors and officers liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Comcast Corporation's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that in no event shall NTL be required to expend more than $360,000 in the aggregate to maintain such coverage.

     (d) The provisions of this Section 5.8 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Each Indemnified Party is hereby expressly made a third party beneficiary of the provisions in favor of the Indemnified Parties set forth in this Section 5.8. NTL will pay all reasonable Costs, including attorney's fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.8.

     SECTION 5.9 Fees and Expenses. All fees and expenses incurred in connection with the Amalgamation, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Amalgamation is consummated.

     SECTION 5.10 Public Announcements. NTL and Partners will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Amalgamation, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.11 NASDAQ Quotation. NTL shall use reasonable best efforts to cause the NTL Common Stock issuable under Article II and upon exercise of Adjusted Options pursuant to Section 5.6 to be approved for quotation on the NASDAQ, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. NTL shall use reasonable best efforts to cause the NTL Class C Preferred and NTL Class D Preferred to be approved for quotation on the NASDAQ, subject to official notice of issuance, prior to the 60th day following the Closing Date if either or both of such preferred stocks are then outstanding.

     SECTION 5.12 Stockholder Litigation. Each of Partners and NTL shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Partners or NTL, as applicable, and its directors relating to the transactions contemplated by this Agreement.

     SECTION 5.13 Rights of First Refusal. (a) From the date hereof until the Closing Date, the parties hereto shall consult with each other as to any actions to be taken in connection with the Rights of First Refusal. The parties hereto agree that NTL shall have the primary role in any negotiations in respect of the Rights of First Refusal; provided that (i) Partners shall have received prior notice of and shall have the right to participate in any such negotiations, (ii) if any offer is made to settle in cash either or both of the Rights of First Refusal, Partners shall have the right, in its sole discretion, to veto any such settlement, (iii) Partners shall not accept any offer or proposed value for Partners' interests in either of the Significant Affiliates without NTL's consent and (iv) except as otherwise provided herein, Partners shall take such actions as are requested by NTL in connection with such negotiations following such consultation. In connection with any negotiated agreement, arrangement or understanding that would result in the Rights of First Refusal being Resolved for  purposes  of  Section  2.1(b)(i),  (x) NTL  shall  have the  sole  right to determine the terms and conditions of any such agreement, arrangement or understanding so long as such terms and conditions would not adversely affect the right of Partners stockholders to receive in the Amalgamation the Amalgamation Consideration provided for in Section 2.1(b)(i) and (y) in the event of the entering into of any such agreement, arrangement or understanding, Partners shall take such actions as are necessary to effect the transactions contemplated thereby.

     (b) Notwithstanding the provisions of Section 5.13(a),(i) Partners shall not be obligated to take an action requested by NTL if Partners determines in good faith, after obtaining and taking into account the advice of outside counsel (which outside counsel shall be made available to NTL and NTL's outside counsel prior to Partners's final determination), that such action would reasonably be likely to cause Partners to be in breach of its contractual obligations or to violate its legal duties and (ii) Partners shall not be obligated to commence a proceeding or initiate litigation in respect of the Rights of First Refusal unless (A) such proceeding or litigation is in the nature of a declaratory judgment or (B) a recognized law firm practicing the law of the applicable jurisdiction retained by NTL shall be of the view that such proceeding or litigation has a reasonable likelihood of success on the merits.

     SECTION 5.14 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, Partners shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, Partners shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     SECTION 5.15 Conveyance Taxes. NTL and Partners shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. NTL shall pay, and Partners shall pay, without deduction or withholding from any amount payable to the holders of Partners Common Stock, any such taxes or fees imposed by any Governmental Entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

     SECTION 5.16 Debt Offers. NTL and Partners will each use its respective reasonable best efforts to obtain, upon terms and conditions which are reasonably satisfactory to NTL, the consents of the holders of its various debt securities in order to permit the Amalgamation. The costs, fees and expenses payable by Partners in connection with its debt offer shall be subject to the reasonable approval of NTL.

     SECTION 5.17 Comcast Name. Promptly following the Closing Date, NTL shall cause the Amalgamated Company and each of its subsidiaries, to the extent necessary, to file with the applicable governmental body, agency or official an amendment to its organizational documents to delete from its name the name "Comcast", and to do or cause to be done all other acts, including the payment of any fees required in connection therewith, to cause such amendment to become effective. As promptly as reasonably practicable following the Closing Date in a commercially reasonable manner, NTL shall cause the Amalgamated Company and each of its subsidiaries to cease use of any materials bearing the name "Comcast" or any derivative thereof.

     SECTION 5.18 Structure. (a) During the first 45 days after the date hereof, the parties will explore in good faith the structure of the transactions contemplated herein to determine whether tax efficiencies can be achieved without affecting in any adverse manner the value of the transactions to NTL or the stockholders of Partners or impairing the ability of the parties to complete the transactions by the End Date. If such efficiencies are identified, the parties will use reasonable best efforts to restructure the transaction in a manner consistent therewith.

     (b) As soon as practicable after the date hereof and prior to the Closing, the parties will use their reasonable best efforts to agree on a rate (the "Tax Rate") which reflects the tax which the parties anticipate will be payable by Partners on any transfer of its interest in a Significant Affiliate pursuant to the applicable Rights of First Refusal.

     SECTION 5.19 Relationship with Significant Affiliates. Subject to Section 5.13, Partners hereby agrees that (i) it will not vote for or consent to any changes to the agreements or understandings relating to its investment in Cable London or Birmingham Cable and (ii) it will cause its representative(s) on the boards of directors of Cable London and Birmingham Cable, subject to their legal obligations and contractual obligations in effect as of the date hereof, not to take any action which is likely to have a material adverse effect on Partners or, after giving effect to the Amalgamation, the Amalgamated Company, in each case, without the prior approval of NTL, which approval shall not be unreasonably withheld or delayed.

     SECTION 5.20 NTL Preferred Stock. (a) If the NTL Class C Stock or NTL Class D Stock, or both, are to be issued as part of the Amalgamation Consideration, prior to the Effective Time, NTL shall take all necessary steps to file with the Secretary of State of the State of Delaware the Certificates of Designation with respect to the NTL Class C Stock or NTL Class D Stock, or both, as the case may be, with such further changes as the parties hereto may agree, all in accordance with applicable provisions of the Delaware General Corporation Law, and to amend the Rights Agreement under which the Series A Junior Participating Preferred Stock ("Rights") are reserved for issuance to cause such Rights to be issuable in respect of the NTL Class C Stock or NTL Class D Stock, or both, as the case may be, as contemplated hereby. If, upon formal designation, each share of NTL Class C Stock or NTL Class D Stock is not equivalent to a share of NTL Common Stock, the amounts set forth in Section
2.1 and the number (1.00) set forth in Exhibit 2.1 shall be appropriately adjusted.

     (b) The definition of Net Proceeds in the Certificates of Designation for the NTL Class C Stock and the NTL Class D Stock will reflect the Tax Rate determined pursuant to Section 5.18(b).


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the Amalgamation. The respective obligation of each party to effect the Amalgamation is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approvals. Each of the Partners Stockholder Approval and the NTL Stockholder Approval shall have been obtained.

     (b) Minister Consent. The consent of the Minister to the Amalgamation shall have been obtained.

     (c) Required British Approvals. The following shall have occurred:

          (i) NTL shall have received a written indication from The Secretary of State for Trade and Industry ("DTI") and from the Independent Television Commission ("ITC"), in terms reasonably satisfactory to NTL, to the effect that the Amalgamation will not lead to the revocation of any licenses (issued pursuant to other the Cable and Broadcasting Act 1984 or the Broadcasting Act 1980 (as amended) or the revocation or any of the telecommunications or wireless telegraphy licenses insured by the DTI pursuant to the Telecommunications Act 1984 or the Wireless Telegraphy Act
     1949) which are held by Partners or any of its subsidiaries or any Significant Affiliate, except for any licenses the loss of which would not have a material adverse effect on the licensee;

          (ii) NTL shall have received written confirmation from the Office of Telecommunications, in terms reasonably satisfactory to NTL, that the Director General has not after the date hereof (a) issued any directions to Partners or any of its subsidiaries or any Significant Affiliate in connection with their telecommunication licenses issued pursuant to the Telecommunications Act 1984 or their wireless telegraphy licenses issued pursuant to the Wireless Telegraphy Act 1949, (b) given notice to Partners or any of its subsidiaries or Significant Affiliate of its intention to make modifications to such licenses (other than modifications which are to be made to all or substantially all of the licenses issued pursuant to the Telecommunications Act 1984 or the Wireless Telegraphy Act 1949 (as appropriate), or (c) taken any steps pursuant to Section 18 of the Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 in relation to enforcement of any such licenses, except for, in the case of clause (a), such directions, in the case of clause (b), such modifications, or, in the case of clause (c), such enforcement steps as would not have a material adverse effect on the licensee;

          (iii) NTL shall have received written confirmation from the ITC, in terms reasonably satisfactory to NTL, that the ITC has not after the date hereof (a) issued any directions to Partners or any of its subsidiaries or any Significant Affiliate in connection with any license issued pursuant to the Cable and Broadcasting Act 1984 or the Broadcasting Act 1990 (as amended), (b) given notice to Partners or any of its subsidiaries or any Significant Affiliate of its intention to make modifications to any such license (other than modifications which are to be made to all or substantially all licenses issued pursuant to the Cable and Broadcasting Act 1984 or the Broadcasting Act 1990 as the case may be), or (c) taken any steps in relation to enforcement of any such license, except for, in the case of clause (a), such directions, in the case of clause (b), such modifications, or, in the case of clause (c), such enforcement steps as would not have a material adverse effect on the licensee;

          (iv) the Office of Fair Trading shall have indicated to NTL, in terms reasonably satisfactory to NTL, either that the Amalgamation does not qualify for investigation by the Monopolies and Mergers Commission pursuant to the Fair Trading Act 1973 or that The Secretary of State for Trade and Industry has decided not to refer the Amalgamation to the Monopolies and Mergers Commission;

          (v) The UK Panel on Takeovers and Mergers shall have confirmed to NTL, in terms reasonably satisfactory to NTL, that the Amalgamation will not give rise to any obligation upon NTL or Partners or any of its subsidiaries or associates to make a mandatory cash offer for the shares in Cable London not owned by Partners pursuant to the principles laid down in Note 7 of Rule 9.1 of The City Code on Takeovers and Mergers.

     (d) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and the Minister Consent and the Required British Approvals (which are addressed in Sections 6.1(b) and 6.1(c)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Partners, NTL or any of their subsidiaries to consummate the Amalgamation and the other transactions contemplated hereby, the failure of which to be obtained or taken (i) is reasonably expected to have a material adverse effect on the Amalgamated Company and its prospective subsidiaries, taken as a whole, or (ii) will result in a material violation of any laws, shall have been obtained, all in form and substance reasonably satisfactory to Partners and NTL.

     (e) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect

(i) preventing the consummation of the Amalgamation, or (ii) which otherwise is reasonably likely to have a material adverse effect on Partners or NTL, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     (f) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of Partners and NTL to their respective stockholders and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

     (g) NASDAQ Quotation. The shares of NTL Common Stock issuable to Partners's stockholders as contemplated by Article II and the shares of NTL Common Stock issuable upon exercise of Adjusted Options pursuant to Section 5.6 shall have been approved for quotation on the NASDAQ, subject to official notice of issuance.

     (h) Required Consents. NTL or Partners, as the case may be, shall have obtained all consents designated as "Required Consents" in the NTL Disclosure Schedule or the Partners Disclosure Schedule.

     SECTION 6.2 Conditions to Obligations of NTL. The obligation of NTL to effect the Amalgamation is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Partners set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on NTL or Partners.

     (b) Performance of Obligations of Partners. Partners shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) No Material Adverse Change. As of the Closing Date, there shall not have occurred any material adverse change relating to Partners from the date hereof.

     (d) Lock-Up. Each of Comcast and Warburg, Pincus Investors, L.P. shall have agreed to a "lock-up" agreement with NTL preventing them from selling, transferring or disposing of any interest in the Amalgamation Consideration received by them for a period of 180 days after the Closing Date.

     (e) Dissenting Shares. The number of Dissenting Shares shall not be more than 5% of the total issued and outstanding shares of Partners Class A Common Stock.

     (f) Audited Balance Sheet. The audited balance sheet and other financial statements of Partners as at December 31, 1997 and for the quarter and year then ended shall have been received by NTL and there shall be no material adverse difference in the amounts reflected therein for revenue and operating income (earnings before interest, taxes, depreciation and amortization) for the year and quarter ended December 31, 1997 and thereon for cash and cash equivalents, net working capital (current assets less current liabilities), third party debt, shareholder loans and equity as of December 31, 1997 from the amounts set forth on or in the Preliminary Financial Statements.

     SECTION 6.3 Conditions to Obligations of Partners. The obligation of Partners to effect the Amalgamation is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of NTL set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on NTL.

     (b) Performance of Obligations of NTL. NTL shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) No Material Adverse Change. As of the Closing Date, there shall not have occurred any material adverse change relating to NTL from the date hereof.

     (d) Registration Rights. NTL shall have executed a Registration Rights Agreement implementing the terms set forth on Exhibit 6.3(d).

     SECTION 6.4 Frustration of Closing Conditions. Neither NTL nor Partners may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Amalgamation and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.5.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(d) or 7.1(e)) whether before or after the Partners Stockholder Approval or the NTL Stockholder
Approval:

     (a) by mutual written consent of NTL and Partners;

     (b) by either NTL or Partners:

          (i) if the Amalgamation shall not have been consummated by August 4, 1998 (the "End Date"), provided, however, that (x) if there shall occur at any time subsequent to June 4, 1998 and prior to August 4, 1998 any Restraint prohibiting, delaying or restricting the Partners Stockholders Meeting, the voting of shares by Comcast Corporation in favor of the Amalgamation or the consummation of the Amalgamation, the End Date shall be extended to October 4, 1998, (y) if, as of August 4, 1998, the Required Consent of the bondholders of Partners shall not have been obtained, the End Date shall be extended to October 4, 1998, and (z) the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Amalgamation to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days (but in no event to a date later than September 4, 1998) by either party by written notice to the other party if the Amalgamation shall not have been consummated as a direct result of NTL or Partners having failed to receive all regulatory approvals required to be obtained with respect to the Amalgamation.

          (ii) if the Partners Stockholder Approval shall not have been obtained at an Partners Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iii) if the NTL Stockholder Approval shall not have been obtained at a NTL Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

          (iv) if any Restraint having any of the effects set forth in Section 6.1(e) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

     (c) by NTL, if Partners shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and such condition is incapable of being satisfied by the End Date;

     (d) by Partners, if NTL shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and such condition is incapable of being satisfied by the End Date; or

     (e) by Partners, prior to receipt of the Partners Stockholder Approval, if,
(i) as of a date not more than ten Business Days before the Partners Stockholders Meeting, the NTL Average Stock Price determined as of such date is less than $26.70, (ii) notice shall have been provided to NTL hereunder of an intent to terminate and (iii) within five Business Days of receipt of such notice, NTL shall not have offered (by notice to NTL) to increase the Exchange Ratio such that the value of the Amalgamation Consideration shall be $10 per share of Partners Common Stock or more at such time.

     SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either Partners or NTL as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NTL or Partners, other than the provisions of Section 3.1(l), Section 3.2(m), the last sentence of Section 5.4, Section 5.9, this
Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Partners Stockholder Approval or the NTL Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Partners or NTL without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require, in the case of NTL or Partners, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to NTL or Sub, to

     NTL Incorporated
     110 East 59th Street
     New York, New York  10022
     Telecopy No.:  (212) 906-8497
     Attention:  Richard J. Lubasch

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022
     Telecopy No.:  (212) 735-2000
     Attention:  Thomas H. Kennedy

     Appleby, Spurling & Kempe
     Cedar House
     Hamilton, HM EX, Bermuda
     Telecopy:  (441) 292-8666
     Attention:  Hugh Gillespie

     (b)  if to Partners, to

     Comcast UK Cable Partners Limited
     Clarendon House
     2 Church Street West
     Hamilton, HM11, Bermuda
     Telecopy No.: (441) 292-4720
     Attention: Company Secretary

     with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Telecopy No.: (212) 450-4800
     Attention: John Knight

     Conyers, Dill & Pearman
     Clarendon House, Church Street
     P.O. Box HM 666
     Hamilton 11M CX, Bermuda
     Telecopy No.: (441) 292-4720

     Attention: David Lamb

     Comcast Corporation
     1500 Market Street
     Philadelphia, Pennsylvania 19102
     Telecopy No: (215) 981-7794
     Attention: General Counsel

     SECTION 8.3 Definitions. For purposes of this Agreement:s

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

     (b) "knowledge" of any person which is not an individual means the actual knowledge of such person's executive officers or senior management of such person's operating divisions and segments or (in the case of Partners) representatives on the board of directors of a Significant Affiliate, in each case after due inquiry;

     (c) "material adverse change" or "material adverse effect" means, when used in connection with Partners or NTL, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than changes, effects, events, occurrences or facts caused by changes in general economic or securities market conditions, changes that affect the U.K. cable industry generally or changes in the business of Partners that result from the announcement or proposed consummation of the Amalgamation or of the transactions contemplated hereby, including, without limitation, the existence and possible exercise of the Rights of First Refusal and actions taken by the parties in accordance with
Section 5.13; and the terms "material" and "materially" have correlative meanings;

     (d)  "person"  means  an  individual,  corporation,   partnership,  limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization or other entity;

     (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided that, for purposes of this Agreement, neither Birmingham Cable nor Cable London shall be a subsidiary of Partners;

     (f) "Birmingham Cable" means Birmingham Cable Corporation Limited.

     (g) "Business Day" shall mean a day on which both (i) NASDAQ if functional for a normal trading day and (ii) banks in the City of New York are open for business, provided that with respect to the Closing Date, Business Day shall also mean that the Bermuda Ministry of Finance is operating on a normal schedule on such day;

     (h) "Cable London" means Cable London PLC.

     (i) "Equity Interest Proceeds" shall mean, with respect to Partners' interests in Cable London and Birmingham Cable, the pro rata net proceeds (i.e., the net amount received for the relevant equity interest (without regard to debt, loans from Partners to Significant Affiliates or the debt component (i.e., face amount and accrued and unpaid interest)) of any convertible security) from the consummation of the sale of the relevant interest under the applicable Rights of First Refusal less the Tax Adjustment; provided that, in the case of Partners' interest in Cable London, such amount shall be adjusted as follows:
(i) if the convertible debt in Cable London has been converted prior to or in connection with the exercise of the Rights of First Refusal relating to Partners' interest in Cable London, the Equity Interest Proceeds shall be decreased by an amount equal to the debt component of Partners' share of such convertible debt and (ii) if such convertible debt has not been converted prior to or in connection with the exercise of such Right of First Refusal, the Equity Interest Proceeds shall be increased by an amount equal to the value of Partners' share of such convertible debt (less the debt component of such convertible debt).

     (j) "NTL Average Stock Price" shall mean the average of the average high and low sales prices of the NTL Common Stock or NASDAQ for each of the five trading days ending on the trading day prior to the date of determination;

     (k) "Required British Approval" shall mean those approvals and contents set forth in Section 6.1(c);

     (l) "Rights of First Refusal" shall mean in the case of Birmingham Cable, the right of first refusal set forth in Section 5.2 of the Co-Ownership Agreement, dated March 12, 1990, between US West International Holdings Inc. and Comcast Cablevision of Birmingham, Inc., as subsequently amended, supplemented and novated and, in the case of Cable London, the right of preemption set forth in Article 15(c) of the Articles of Association of Cable London;

     (m)  "Significant  Affiliate" shall mean Birmingham Cable and Cable London;
and

     (n) "Tax Adjustment" shall mean a percentage of the gross proceeds which would be payable under the Tax Rate, without giving effect to any credits or adjustments available to NTL or Partners or any of their subsidiaries as a result of factors not related to the dispositions of such interest in the particular Significant Affiliate.

     SECTION 8.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agree-ment shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.6 and Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.7 Governing  Law.  Except for Article I, Article II, Section 4.2,
Section 5.7 and Section 5.17 (collectively, the "Bermuda Provisions"), which shall be governed by the laws of Bermuda, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.9 Consent to Jurisdiction.

     (a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees (except as provided in clause (b) of this Section 8.9) that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

     (b) With respect to the Bermuda Provisions, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court located in Bermuda in the event any dispute arises out of the Bermuda Provisions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to the Bermuda Provisions in any court other than a court sitting in Bermuda.

     SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this

Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, NTL, Sub and Partners have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    NTL INCORPORATED


                                    By /s/ John Gregg
                                       --------------------------------
                                       Title:  Managing Director,
                                                Corporate Development



                                    NTL (BERMUDA) LIMITED


                                    By /s/ Richard J. Lubasch
                                       --------------------------------
                                       Title:  Vice President



                                    COMCAST UK CABLE PARTNERS LIMITED


                                    By /s/ Ken Mikalauskas
                                       --------------------------------
                                       Title:  Vice President, Finance

                                                                   EXHIBIT 2.1-C


                                     FORM OF
                     CERTIFICATE OF DESIGNATION, PREFERENCES
                          AND RIGHTS OF CLASS C JUNIOR
                          PARTICIPATING PREFERRED STOCK

                                       OF

                                NTL INCORPORATED


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


     NTL Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, HEREBY CERTIFIES:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on ______, 1998 adopted the following resolution creating a series of ________________ shares of Preferred Stock designated as Class C Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. Designation and Amount. The shares of such series shall be designated as "Class C Junior Participating Preferred Stock," par value $.01 per share (the "Class C Junior Preferred Stock"), and the number of shares constituting such series shall be ____________.

     2. Dividends and Distributions. (a) Each share of Class C Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, contemporaneously with any dividends with respect to shares of Common Stock (as defined in Section 11), dividends in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1.00* times the aggregate per share amount of cash dividends declared by the Board of Directors with respect to the Common Stock, and 1.00* times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared by the Board of Directors with respect to the Common Stock, to the same extent as, on the same basis as, and in the same form as (whether payable in cash or in kind), any dividends with respect to shares of Common Stock. With respect to each dividend payable in respect of the Class C Junior Preferred Stock, the record date for such dividend shall be the same as the record date for the corresponding dividend in respect of the Common Stock. Such dividends shall be payable on the dates specified by the Board of Directors as the dates for payment of dividends in respect of shares of Common Stock (each of such dates being a "dividend payment date")(unless such day is not a business day, in which event on the next succeeding business day). Such dividends shall be paid to the holders of record at the close of business on the date (the "record date") specified by the Board of Directors of the Corporation at the time such dividend is declared; provided that such date shall not be more than 60 days nor less than 10 days prior to the respective dividend payment date. In the event the Corporation shall at any time after the date of initial issuance of the Class C Junior Preferred Stock (the "Issuance Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which each share of Class C Junior Preferred Stock was entitled to receive immediately prior to such event under the first sentence of this Section 2(a) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immedi-

 --------
 * See Section 5.20.

ately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) So long as any shares of the Class C Junior Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities or Junior Securities by the Corporation, unless a dividend in the amount and form provided for herein is paid or set apart for payment on or in respect of the Class C Junior Preferred Stock.

     3. Voting Rights. The holders of shares of Class C Junior Preferred Stock shall have the following voting rights:

     (a) Except as otherwise provided herein, in the Certificate of Incorporation or under applicable law, (i) each share of Class C Junior Preferred Stock and each share of Class D Junior Preferred Stock shall be entitled to vote together with the Common Stock on all matters submitted for a vote of holders of Common Stock as a single class, (ii) subject to the provision for adjustment hereinafter set forth, shall be entitled to 1.00* votes per share of Class C Junior Preferred Stock and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and bylaws of the Corporation. In the event the Corporation shall at any time after the Issuance Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Class C Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) So long as any shares of Class C Junior Preferred Stock are outstanding, the Corporation shall not,

--------
* See Section 5.20.

without the written consent or affirmative vote at a meeting called for that purpose of the holders of two-thirds or more of the shares of Class C Junior Preferred Stock then outstanding, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or by-laws of the Corporation or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of the Class C Junior Preferred Stock.

     (c) The consent or votes required in Section 3(b) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Certificate of Incorporation or bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 3(a).

     4. Reacquired Shares. Any shares of Class C Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     5. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of Junior Securities unless, prior thereto, the holders of shares of Class C Junior Preferred Stock shall have received $0.01 per share (the "Class C Liquidation Preference"), and the holders of Parity Securities shall have received any liquidation preference due them (the "Parity Preference"). Following the payment of the full amount of the Class C Liquidation Preference, no additional distributions shall be made to the holders of shares of Class C Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Class C Liquidation Preference by (ii) 1.00* (as appropriately adjusted as set forth in Section 5(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Class C Liquidation Preference, the Parity Preference and the Common Adjustment in respect of all outstanding shares of Class C Junior Preferred Stock, Class D Junior Preferred Stock and Common Stock, respectively, holders of shares of Class C Junior Preferred Stock, Class D Junior Preferred Stock and Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Class C Junior Preferred Stock and Class D Junior Preferred Stock, and Common Stock, on a per share basis, respectively.

     (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Class C Liquidation Preference and the Parity Preference, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (c) In the event the Corporation  shall at any time after the Issuance Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     6. Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation,

--------
* See Section 5.20.

merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class C Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1.00* times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Issuance Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class C Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Redemption. (a) Except as set forth in Section 7(b) the shares of Class C Junior Preferred Stock shall not be redeemable.

     (b) If the Right of First Refusal is Exercised, each share of Class C Junior Preferred Stock shall, within 45 days of the receipt by the Corporation of the Net Proceeds, be redeemed by the Corporation for a pro rata (by number of shares of Class C Junior Preferred Stock originally issued) share of the Net Proceeds. Such redemption shall be, at the election of the Corporation, payable either (i) in cash, subject to any requirements of law or the Corporation's debt instruments, or (ii) in shares of Common Stock of the Corporation valued at the greater of $30 per share [subject to adjustment if change in NTL Common Stock prior to Issuance Date] or the NTL Average Market Price as of the date of receipt of the proceeds by the Corporation.

--------
*  See Section 5.20.

     (c) "Net Proceeds" shall mean the net proceeds received for the Corporation's equity interest (as of the Issuance Date) in Cable London (without regard to debt, loans from the Corporation to Cable London or the debt component (i.e., face amount and accrued and unpaid interest) of any convertible security) from the consummation of the sale of the interest under the Rights of First Refusal); provided that such amount shall be adjusted as follows: (i) if the convertible debt in Cable London has been converted prior to or in connection with the exercise of the Right of First Refusal, the Net Proceeds shall be decreased by an amount equal to the debt component of the Corporation's share of such convertible debt, (ii) if such convertible debt has not been converted prior to or in connection with the exercise of the Right of First Refusal, the Net Proceeds shall be increased by an amount equal to the value of the Corporation's share of such convertible debt (less the debt component of such convertible debt) and (iii) such amount will be reduced by taxes which would be payable on such sale at the Tax Rate, without giving effect to any credits or other adjustments available to the Corporation or its subsidiaries as a result of factors not related to the Corporation's interest in Cable London.

     (d) Nothing contained herein shall be deemed to restrict or prohibit the Corporation from acquiring shares of Class C Preferred Stock otherwise then pursuant to redemption pursuant to Section 7(b) hereof.

     8. Exchange. If (i) the Corporation shall so elect in its sole discretion or (ii) the Right of First Refusal is Resolved, the Corporation shall, within 45 days of the date of election with respect to clause (i) or the date the Rights of Refusal is Resolved with respect to clause (ii), exchange each share of Class C Junior Preferred Stock into 1.00* shares (or, if there has been one or more adjustments pursuant to the last sentence of Section 2(a), the adjusted number of shares) of Common Stock of the Corporation.

     9. Procedure for Redemption or Exchange. (a) In the event of redemption of the Class C Junior Preferred Stock pursuant to Section 7 or an exchange of the shares of Class C Junior Preferred Stock pursuant to Section 8,

--------
* See Section 5.20.

notice of such redemption or exchange shall be given to each holder of record of the shares to be redeemed or exchanged at such holder's address as the same appears on the stock transfer books of the Corporation at least 30 but not more than 45 days before the date fixed for redemption or exchange, as the case may be, provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the redemption or exchange of any share of Class C Junior Preferred Stock to be redeemed or exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date or exchange date; (ii) the amount and nature of the consideration to be paid in respect of each share; (iii) the place or places where certificates for such shares are to be surrendered for redemption or exchange; (iv) the specific provision hereof pursuant to which such redemption or exchange is to be made; and (v) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or exchange date. Upon giving any notice of a redemption pursuant to Section 7 or notice of exchange pursuant to Section 8, the Corporation shall become obligated to redeem or exchange the shares of Class C Junior Preferred Stock specified in such notice on the redemption date or exchange date, as the case may be, specified in such notice.

     (b) Notice having been given as aforesaid, from and after the redemption date or the exchange date (unless, in the case of a redemption, default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption or, in the case of an exchange, the Corporation defaults in issuing Common Stock or fails to pay or set aside for payment accrued and unpaid dividends on the Class C Junior Preferred Stock to the exchange date), dividends on the shares of Class C Junior Preferred Stock called for redemption or exchange shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest or the Common Stock and accrued and unpaid dividends on the Class C Junior Preferred Stock to the exchange date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed or exchanged by the Corporation at the redemption price or rate of exchange aforesaid.

     (c) The Corporation will pay any and all issuance and delivery taxes that may be payable in respect of the issuance or delivery of Common Stock in exchange for shares of Class C Junior Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that in which the shares of Class C Junior Preferred Stock so exchange were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (d) If a notice of redemption shall have been given, such redemption is for consideration consisting solely of cash and if, prior to the redemption date, the Corporation shall have irrevocably deposited the aggregate redemption price of the shares of Class C Junior Preferred Stock to be redeemed in trust for the pro rata benefit of the holders of the shares of Class C Junior Preferred Stock to be redeemed, so as to be and to continue to be available therefor, with a bank or trust company that (i) is organized under the laws of the United States of America or any state thereof, (ii) has capital and surplus of not less than $250,000,000 and (iii) has, or, if it has no publicly traded debt securities rated by a nationally recognized rating agency, is the subsidiary of a bank holding company that has, publicly traded debt securities rated at least "A" or the equivalent thereof by Standard & Poor's Corporation or "A-2" or the equivalent by Moody's Investor Service Inc., then upon making such deposit, all rights of holders of the shares so called for redemption shall cease, except the right of holders of such shares to receive the redemption price against delivery of such shares, but without interest, and such shares shall cease to be outstanding. Any funds so deposited that are unclaimed by holders of shares at the end of three years from such redemption date shall be repaid to the Corporation upon its request, after which repayment the holders of shares of Class C Junior Preferred Stock so called for redemption shall thereafter be entitled to look only to the Corporation for payment of the redemption price.

     (e) In the event of redemption of shares of Class C Junior Preferred Stock for shares of Common Stock pursuant to Section 7 or an exchange of Class C Junior Preferred Stock for shares of Common Stock pursuant to Section 8:

          (i) such redemption or exchange shall be deemed to have been effected on the redemption date or the exchange date, as the case may be, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such redemption or exchange shall be deemed to have become the holder of record of the shares of Common Stock represented thereby as of the close of business on the redemption date or the exchange date, as the case may be;

          (ii) all such shares of Common Stock issued upon redemption or exchange of the Class C Junior Preferred Stock will upon issuance be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights;

          (iii) effective as of the close of business on the redemption date or exchange date, as the case may be, the holder thereof shall be deemed to be the holder of the shares of Common Stock for which such shares of Class C Junior Preferred Stock were redeemed or exchanged, as the case may be, and, as from the redemption date or the exchange date, as the case may be, such holder shall be entitled to all rights of a Common Stock holder;

          (iv) prior to the issuance of any such shares of Common Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation; and

          (v) no fractional shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the closing price reported by the principal securities exchange on which the shares of Common Stock are listed and traded on the redemption date or exchange date, as the case may be.

     (f) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock and/or its shares of Common Stock held as treasury stock as shall be required for the purpose of effecting the redemption or exchange of the Class C Junior Preferred Stock.

     10. Fiduciary Duty. The Board of Directors of the Corporation shall, with respect to all matters except those set forth in Sections 5, 7, 8, 9 and 13, have the obligations and duties (including fiduciary duties) to the holders of the Class C Junior Preferred Stock to the same extent and as if they were holders of the Common Stock. With respect to the matters set forth in Section 5, 7, 8, 9 and 13, the Board of Directors of the Corporation shall act in good faith and, in the event that the Corporation is not reasonably likely to enter into any agreement, arrangement or understanding directly or indirectly relating to the Right of First Refusal or the ownership interest in Cable London which would result in an exchange pursuant to clause (ii) of Section 8, and the Right of First Refusal is reasonably likely to be exercised, the Corporation shall use its reasonable efforts to maximize the proceeds to be received from the exercise thereof.

     11. Ranking. The Class C Junior Preferred Stock shall, with respect to dividend rights, rank on a parity with, the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and the Class D Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the "Class D Junior Preferred Stock"). With respect to rights on liquidation, dissolution and winding up, the Class C Junior Preferred Stock shall rank prior to all classes of the Common Stock, on a parity with the Class D Junior Preferred Stock and junior to all other series of Preferred Stock. All equity securities of the Corporation to which the Class C Junior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Class C Junior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up), including the Class D Junior Preferred Stock, are collectively referred to herein as the "Parity Securities." All equity securities of the Corporation to which the Class C Junior Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as "Senior Securities". The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any options exercisable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

     12. Reports. So long as any of the Class C Junior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

     13. Definitions. "Exercised" shall mean that the Right of First Refusal has been validly exercised by Telewest (other than pursuant to Clause (B) of the definition of "Resolved") and the Corporation (or the relevant subsidiary of the Corporation) has received the proceeds therefrom in consideration for the delivery of the equity interests thereunder.

     "NTL Average Market Price" means the average of the average of the high and low sales prices of the Common Stock of the Corporation on the principal market on which it is traded for each of the five trading days ending on the last trading day prior to the date of determination.

     "Resolved" shall mean that (A) the Right of First Refusal is no longer of any legal force and effect or (B) that the Corporation shall have entered into an agreement, arrangement or understanding with Telewest directly or indirectly relating to a business combination between the Corporation and Telewest or the Right of First Refusal or the ownership interests in Cable London.

     "Right of First  Refusal"  shall mean the right of preemption  set forth in
Article 15(c) of the Articles of Association of Cable London.

     IN WITNESS WHEREOF, NTL INCORPORATED has caused this Certificate to be made under the seal of the Corporation and signed by _________________, its __________________, and attested by _________________, its _________________, this ____ day of ______________, 1998.


                                         NTL INCORPORATED



                                         By:____________________________
                                            Name:
                                            Title:


[SEAL]

Attest:


______________________
Name:
Title:

                                                                   EXHIBIT 2.1-D


                                     FORM OF
                     CERTIFICATE OF DESIGNATION, PREFERENCES
                          AND RIGHTS OF CLASS D JUNIOR
                          PARTICIPATING PREFERRED STOCK

                                       OF

                                NTL INCORPORATED


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


     NTL Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, HEREBY CERTIFIES:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on ______, 1998 adopted the following resolution creating a series of ________________ shares of Preferred Stock designated as Class D Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. Designation And Amount. The shares of such series shall be designated as "Class D Junior Participating Preferred Stock," par value $.01 per share (the "Class D Junior Preferred Stock"), and the number of shares constituting such series shall be ____________.

     2. Dividends and Distributions. (a) Each share of Class D Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, contemporaneously with any dividends with respect to shares of Common Stock (as defined in Section 11), dividends in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1.00* times the aggregate per share amount of cash dividends declared by the Board of Directors with respect to the Common Stock, and 1.00* times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared by the Board of Directors with respect to the Common Stock, to the same extent as, on the same basis as, and in the same form as (whether payable in cash or in kind), any dividends with respect to shares of Common Stock. With respect to each dividend payable in respect of the Class D Junior Preferred Stock, the record date for such dividend shall be the same as the record date for the corresponding dividend in respect of the Common Stock. Such dividends shall be payable on the dates specified by the Board of Directors as the dates for payment of dividends in respect of shares of Common Stock (each of such dates being a "dividend payment date")(unless such day is not a business day, in which event on the next succeeding business day). Such dividends shall be paid to the holders of record at the close of business on the date (the "record date") specified by the Board of Directors of the Corporation at the time such dividend is declared; provided that such date shall not be more than 60 days nor less than 10 days prior to the respective dividend payment date. In the event the Corporation shall at any time after the date of initial issuance of the Class D Junior Preferred Stock (the "Issuance Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which each share of Class D Junior Preferred Stock was entitled to receive immediately prior to such event under the first sentence of this Section 2(a) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immedi-

--------
* See Section 5.20.

ately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) So long as any shares of the Class D Junior Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities or Junior Securities by the Corporation, unless a dividend in the amount and form provided for herein is paid or set apart for payment on or in respect of the Class D Junior Preferred Stock.

     3. Voting Rights. The holders of shares of Class D Junior Preferred Stock shall have the following voting rights:

     (a) Except as otherwise provided herein, in the Certificate of Incorporation or under applicable law, (i) each share of Class D Junior Preferred Stock and each share of Class C Junior Preferred Stock shall be entitled to vote together with the Common Stock on all matters submitted for a vote of holders of Common Stock as a single class, (ii) subject to the provision for adjustment hereinafter set forth, shall be entitled to 1.00* votes per share of Class D Junior Preferred Stock and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and bylaws of the Corporation. In the event the Corporation shall at any time after the Issuance Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Class D Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) So long as any shares of Class D Junior Preferred Stock are outstanding, the Corporation shall not,

--------
* See Section 5.20.

without the written consent or affirmative vote at a meeting called for that purpose of the holders of two-thirds or more of the shares of Class D Junior Preferred Stock then outstanding, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or by-laws of the Corporation or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of the Class D Junior Preferred Stock.

     (c) The consent or votes required in Section 3(b) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Certificate of Incorporation or bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 3(a).

     4. Reacquired Shares. Any shares of Class D Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     5. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of Junior Securities unless, prior thereto, the holders of shares of Class D Junior Preferred Stock shall have received $0.01 per share (the "Class D Liquidation Preference"), and the holders of Parity Securities shall have received any liquidation preference due them (the "Parity Preference"). Following the payment of the full amount of the Class D Liquidation Preference, no additional distributions shall be made to the holders of shares of Class D Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Class D Liquidation Preference by (ii) 1.00* (as appropriately adjusted as set forth in Section 5(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Class D Liquidation Preference, the Parity Preference and the Common Adjustment in respect of all outstanding shares of Class C Junior Preferred Stock, Class D Junior Preferred Stock and Common Stock, respectively, holders of shares of Class C Junior Preferred Stock, Class D Junior Preferred Stock and Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Class C Junior Preferred Stock and Class D Junior Preferred Stock, and Common Stock, on a per share basis, respectively.

     (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Class D Liquidation Preference and the Parity Preference, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (c) In the event the Corporation  shall at any time after the Issuance Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     6. Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation,

--------
* See Section 5.20.

merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class D Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1.00* times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Issuance Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class D Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Redemption. (a) Except as set forth in Section 7(b) the shares of Class D Junior Preferred Stock shall not be redeemable.

     (b) If the Right of First Refusal is Exercised, each share of Class D Junior Preferred Stock shall, within 45 days of the receipt by the Corporation of the Net Proceeds, be redeemed by the Corporation for a pro rata (by number of shares of Class D Junior Preferred Stock originally issued) share of the Net Proceeds. Such redemption shall be, at the election of the Corporation, payable either (i) in cash, subject to any requirements of law or the Corporation's debt instruments, or (ii) in shares of Common Stock of the Corporation valued at the greater of $30 per share [subject to adjustment if change in NTL Common Stock prior to Issuance Date] or the NTL Average Market Price as of the date of receipt of the proceeds by the Corporation.

--------
*  See Section 5.20.

     (c) "Net Proceeds" shall mean the net proceeds received for the equity interest (as of the Issuance Date) in Birmingham Cable (without regard to debt, loans from the Corporation to Birmington Cable or the debt component (i.e., face amount and accrued and unpaid interest) of any convertible security) from the consummation of the sale of the interest under the Rights of First Refusal less taxes which would be payable on such sale at the Tax Rate without giving effect to any credits or other adjustments available to the Corporation or its subsidiaries as a result of factors not related to the Corporation's interest in Birmingham Cable.

     (d) Nothing contained herein shall be deemed to restrict or prohibit the Corporation from acquiring shares of Class D Preferred Stock otherwise then pursuant to redemption pursuant to Section 7(b) hereof.

     8. Exchange. If (i) the Corporation shall so elect in its sole discretion or (ii) the Right of First Refusal is Resolved, the Corporation shall, within 45 days of the date of election with respect to clause (i) or the date the Rights of Refusal is Resolved with respect to clause (ii), exchange each share of Class D Junior Preferred Stock into 1.00* share (or, if there has been one or more adjustments pursuant to the last sentence of Section 2(a), the adjusted number of shares) of Common Stock of the Corporation.

     9. Procedure for Redemption or Exchange. (a) In the event of redemption of the Class D Junior Preferred Stock pursuant to Section 7 or an exchange of the shares of Class D Junior Preferred Stock pursuant to Section 8, notice of such redemption or exchange shall be given to each holder of record of the shares to be redeemed or exchanged at such holder's address as the same appears on the stock transfer books of the Corporation at least 30 but not more than 45 days before the date fixed for redemption or exchange, as the case may be, provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the redemption or exchange of any share of Class D Junior Preferred Stock to be redeemed or exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder

--------
*  See Section 5.20.

whose notice was defective. Each such notice shall state: (i) the redemption date or exchange date; (ii) the amount and nature of the consideration to be made in respect of each share; (iii) the place or places where certificates for such shares are to be surrendered for redemption or exchange; (iv) the specific provision hereof pursuant to which such redemption or exchange is to be made; and (v) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or exchange date. Upon giving any notice of a redemption pursuant to Section 7 or notice of exchange pursuant to Section 8, the Corporation shall become obligated to redeem or exchange the shares of Class D Junior Preferred Stock specified in such notice on the redemption date or exchange date, as the case may be, specified in such notice.

     (b) Notice having been given as aforesaid, from and after the redemption date or the exchange date (unless, in the case of a redemption, default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption or, in the case of an exchange, the Corporation defaults in issuing Common Stock or fails to pay or set aside for payment accrued and unpaid dividends on the Class D Junior Preferred Stock to the exchange date), dividends on the shares of Class D Junior Preferred Stock called for redemption or exchange shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest or the Common Stock and accrued and unpaid dividends on the Class D Junior Preferred Stock to the exchange date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed or exchanged by the Corporation at the redemption price or rate of exchange aforesaid.

     (c) The Corporation will pay any and all issuance and delivery taxes that may be payable in respect of the issuance or delivery of Common Stock in exchange for shares of Class D Junior Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that in which the shares of Class D Junior Preferred Stock so exchange were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (d) If a notice of redemption shall have been given, such redemption is for consideration solely of cash and if, prior to the redemption date, the Corporation shall have irrevocably deposited the aggregate redemption price of the shares of Class D Junior Preferred Stock to be redeemed in trust for the pro rata benefit of the holders of the shares of Class D Junior Preferred Stock to be redeemed, so as to be and to continue to be available therefor, with a bank or trust company that (i) is organized under the laws of the United States of America or any state thereof, (ii) has capital and surplus of not less than $250,000,000 and (iii) has, or, if it has no publicly traded debt securities rated by a nationally recognized rating agency, is the subsidiary of a bank holding company that has, publicly traded debt securities rated at least "A" or the equivalent thereof by Standard & Poor's Corporation or "A-2" or the equivalent by Moody's Investor Service Inc., then upon making such deposit, all rights of holders of the shares so called for redemption shall cease, except the right of holders of such shares to receive the redemption price against delivery of such shares, but without interest, and such shares shall cease to be outstanding. Any funds so deposited that are unclaimed by holders of shares at the end of three years from such redemption date shall be repaid to the Corporation upon its request, after which repayment the holders of shares of Class D Junior Preferred Stock so called for redemption shall thereafter be entitled to look only to the Corporation for payment of the redemption price.

     (e) In the event of redemption of shares of Class D Junior Preferred Stock for shares of Common Stock pursuant to Section 7 or an exchange of Class D Junior Preferred Stock for shares of Common Stock pursuant to Section 8:

          (i) such redemption or exchange shall be deemed to have been effected on the redemption date or the exchange date, as the case may be, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such redemption or exchange shall be deemed to have become the holder of record of the shares of Common Stock represented thereby as of the close of business on the redemption date or the exchange date, as the case may be;

          (ii) all such shares of Common Stock issued upon redemption or exchange of the Class D Junior Preferred Stock will upon issuance be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights;

          (iii) effective as of the close of business on the redemption date or exchange date, as the case may be, the holder thereof shall be deemed to be the holder of the shares of Common Stock for which such shares of Class D Junior Preferred Stock were redeemed or exchanged, as the case may be, and, as from the redemption date or the exchange date, as the case may be, such holder shall be entitled to all rights of a Common Stock holder;

          (iv) prior to the issuance of any such shares of Common Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation;

          (v) no fractional shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the closing price reported by the principal securities exchange on which the shares of Common Stock are listed and traded on the redemption date or exchange date, as the case may be; and

     (f) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock and/or its shares of Common Stock held as treasury stock as shall be required for the purpose of effecting the redemption or exchange of the Class D Junior Preferred Stock.

     10. Fiduciary Duty. The Board of Directors of the Corporation shall, with respect to all matters except those set forth in Sections 5, 7, 8, 9 and 13, have the obligations and duties (including fiduciary duties) to the holders of the Class D Junior Preferred Stock to the same extent and as if they were holders of the Common Stock. With respect to the matters set forth in Section 5, 7, 8, 9 and 13, the Board of Directors of the Corporation shall act in good faith and, in the event that the Corporation is not reasonably likely to enter into any agreement, arrangement or understanding directly or indirectly relating to the Right of First Refusal or the ownership interest in Birmingham Cable which would result in an exchange pursuant to clause (ii) of Section 8, and the Right of First Refusal is reasonably likely to be exercised, the Corporation shall use its reasonable efforts to maximize the proceeds to be received from the exercise thereof.

     11. Ranking. The Class D Junior Preferred Stock shall, with respect to dividend rights, rank on a parity with, the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and the Class C Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the "Class C Junior Preferred Stock"). With respect to rights on liquidation, dissolution and winding up, the Class D Junior Preferred Stock shall rank prior to all classes of the Common Stock, on a parity with the Class C Junior Preferred Stock and junior to all other series of Preferred Stock. All equity securities of the Corporation to which the Class D Junior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Class D Junior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up), including the Class C Junior Preferred Stock, are collectively referred to herein as the "Parity Securities." All equity securities of the Corporation to which the Class D Junior Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as "Senior Securities". The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any options exercisable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

     12. Reports. So long as any of the Class D Junior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

     13. Definitions. "Exercised" shall mean that the Right of First Refusal has been validly exercised by Telewest and/or General Cable (other than pursuant to clause (B) of the definition of "Resolved") and the Corporation (or the relevant subsidiary of the Corporation) has received the proceeds therefrom in consideration for the delivery of the equity interests thereunder.

     "NTL Average Market Price" means the average of the average of the high and low sales prices of the Common Stock of the Corporation on the principal market on which it is traded for each of the five trading days ending on the last trading day prior to the date of determination.

     "Resolved" shall mean that (A) the Right of First Refusal is no longer of any legal force and effect or (B) that the Corporation shall have entered into an agreement, arrangement or understanding with Telewest and/or General Cable directly or indirectly relating to a business combination between the Corporation and Telewest or the Right of First Refusal or the ownership interest in Birmingham Cable.

     "Right of First Refusal" shall mean the right of first refusal set forth in
Section 5.2 of the Co-Ownership Agreement, dated March 12, 1990, between US West International Holdings Inc. and Comcast Cablevision of Birmingham, Inc., as subsequently amended, supplemented and novated.

     IN WITNESS WHEREOF, NTL INCORPORATED has caused this Certificate to be made under the seal of the Corporation and signed by _________________, its __________________, and attested by _________________, its _________________, this ____ day of ______________, 1998.


                                         NTL INCORPORATED



                                         By:_________________________
                                            Name:
                                            Title:


[SEAL]

Attest:


______________________
Name:
Title:

                      [UNDERTAKING OF COMCAST CORPORATION]


     The undersigned, COMCAST CORPORATION ("Comcast"), hereby acknowledges that NTL Incorporated ("NTL") will be entering into the Agreement and Plan of Amalgamation (the "Agreement") among NTL, NTL (Bermuda) Limited, and Comcast UK Cable Partners Limited ("Partners") and otherwise acting in specific reliance on this agreement.

     Comcast irrevocably agrees that it will, and will procure that each of its subsidiaries will, during the period commencing on the date hereof and ending on the earlier of the Effective Time (as defined in the Agreement) and the termination of this agreement:

     (i) comply with the provisions of Section 4.2(a) of the Agreement;

     (ii) not sell, transfer, dispose or assign, directly or indirectly, all or any part of its interest in Partners other than pursuant to the Agreement;

     (iii) vote in favor of the Agreement at the Partners Shareholder Meetings (as defined in the Agreement);

     (iv) not enter into any new agreement or other arrangement between Comcast and its subsidiaries (other than Partners and its subsidiaries), on the one hand, and Partners or any subsidiary of Partners or any Significant Affiliate (as defined in the Agreement), on the other hand, or amend any such existing agreement or other arrangement; and

     (v) if any interest in any Significant Affiliate is transferred by Partners or any subsidiary of Partners to Comcast or any subsidiary of Comcast, Comcast shall make arrangements to effectively transfer such interest to NTL at the Effective Time without any additional consideration (other than the Amalgamation Consideration) being payable by NTL.

     Comcast further agrees, on behalf of Comcast and its subsidiaries (other than Partners and its subsidiaries), that from and after the Effective Time (as defined in the Agreement) it will:

     (i) for so long as Comcast shall be subject to the filing  requirements  of
Section 13 of the Securities Exchange Act of 1934 with respect to NTL Capital Stock (as defined in the Agreement), vote any shares of NTL Capital Stock in the same proportion as voted by stockholders of NTL generally (other than any affiliate thereof), provided that this covenant shall not apply to any class vote of the NTL Class C Preferred or NTL Class D Preferred (in each case, as defined in the Agreement);

     (ii) use its reasonable efforts to provide that any person now serving as a director of a Significant Affiliate at the request of Comcast or any of its subsidiaries continue to so serve until NTL shall otherwise direct and use its reasonable efforts to cause such person to consult with NTL with respect to their duties; and

     (iii) assign to NTL any rights which Comcast or any of its subsidiaries (other than Partners and its subsidiaries) may have with respect to any management, consulting or similar agreement with Partners, any subsidiary of Partners or any Significant Affiliate and transfer and pay, promptly upon receipt, to NTL or its designee, any proceeds therefrom received by Comcast or any subsidiary of Comcast in respect thereof; provided that NTL shall have agreed to assume or otherwise be responsible for any obligations thereunder.

     This agreement shall automatically terminate, and be of no further force and effect, upon termination of the Agreement pursuant to Section 7.1 thereof.

     NTL hereby agrees that, without the prior consent of Comcast, which will not be unreasonably withheld or delayed, it will not (i) amend or otherwise modify the Agreement in any way, or waive any condition, right or other term thereof, that would adversely affect the rights of Comcast as a stockholder of Partners thereunder, or (ii) extend the End Date (as defined in the Agreement) other than as provided in the Agreement.

     This agreement shall be governed by the laws of the State of Delaware.

                                    COMCAST CORPORATION


                                    /s/ Ken Mikalauskas
                                    ---------------------------------

Accepted:

NTL INCORPORATED


By:/s/ John Gregg
   ---------------------------

Dated:  February 4, 1998

                [UNDERTAKING OF WARBURG, PINCUS INVESTORS, L.P.]


     The undersigned, WARBURG, PINCUS INVESTORS, L.P., on behalf of itself and its affiliates, hereby irrevocably agrees (i) to comply with the provisions of
Section 4.2(a) of the Agreement and Plan of Amalgamation (the "Agreement") of even date herewith among NTL Incorporated ("NTL"), an acquisition subsidiary of NTL and Comcast UK Cable Partners Limited ("Partners"), (ii) not to sell, transfer, dispose or assign, directly or indirectly, all or any part of its interest in Partners other than pursuant to the Agreement and (iii) to vote in favor of and otherwise support and not take any actions inconsistent with the Agreement at the Partners Stockholders Meeting (as defined in the Agreement). WARBURG, PINCUS INVESTORS, L.P. acknowledges that NTL will be entering into the Agreement and otherwise acting in specific reliance on this agreement.

     Warburg, Pincus Investors, L.P. hereby consents to the Agreement for purposes of the Shareholders Agreement dated September 20, 1994 between Comcast Corporation, Warburg, Pincus Investors L.P., Comcast UK Holdings Inc. and Partners and acknowledges that such agreement shall terminate at the Effective Time (as defined in the Agreement).

     This agreement shall automatically terminate and be of no further force and effect, upon termination of the Agreement pursuant to Section 7.1 thereof.

     This agreement shall be governed by the laws of the State of Delaware.


                                    WARBURG, PINCUS INVESTORS, L.P.

                                    By:  Warburg, Pincus & Co. its
                                         General Partner

                                    By:  /s/ Jeffrey Harris
                                         ------------------------------

Accepted:

NTL INCORPORATED


By: /s/ John Gregg
    --------------------------

Dated:  February 4, 1998


                                        2